As filed with the Securities and Exchange Commission on February 4, 2016
Registration No.333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HRG Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	3690	74-1339132
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

450 Park Avenue, 29th Floor, New York, NY 10022
(212) 906-8555
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ehsan Zargar
Senior Vice President, General Counsel and Corporate Secretary
450 Park Avenue, 29th Floor, New York, NY 10022
(212) 906-8555
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Raphael M. Russo, Esq.
Paul, Weiss, Rifkind, Wharton& Garrison LLP
1285 Avenue of the Americas, New York, New York 10019
(212) 373-3000

Approximate Date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
7.750% Senior Notes due 2022	(1)	(1)	(1)	(2)

(1)
This Registration Statement relates to offers and sales of an indeterminate amount of the registrant’s 7.750% Senior Notes due 2022 (the “Securities”) in connection with ongoing market-making transactions in the Securities by and through affiliates of the registrant.

(2)
Pursuant to Rule 457(q) under the Securities Act of 1933, as amended (the “Securities Act”), no filing fee is required for the registration of an indeterminate amount of the Securities to be offered and sold in market-making transactions by affiliates of the registrant.

HRG Group, Inc.
7.750% Senior Notes due 2022
(CUSIP No.: 40434J AC4)
This prospectus of HRG Group, Inc., which we refer to as the “Company,” “HRG,” “we,” “us,” or “our,” may be used by our affiliate, Jefferies LLC or any of its affiliates, which we refer to as “Jefferies,” in connection with offers and sales by Jefferies of our 7.750% Senior Notes due 2022 (the “Notes”) in market-making transactions effected from time to time. Market-making transactions in the Notes may occur in the open market or may be privately negotiated at prevailing market prices at a time of resale or at related or negotiated prices. In these transactions, Jefferies may act as principal or agent, including as agent for the counterparty in a transaction in which Jefferies acts as principal, or as agent for both counterparties in a transaction in which Jefferies does not act as a principal. Jefferies may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.
We will not receive any proceeds from these market-making transactions.
Jefferies does not have any obligation to make a market in the Notes, and Jefferies may discontinue market-making activities at any time without notice.
The Notes are not listed on any securities exchange and we do not intend to apply for listing the Notes on any securities exchange or for inclusion of the Notes in any automated quotation system.
An investment in the Notes involves risks. See “Risk Factors” beginning on page 6 of this prospectus, as well as the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2016.

You should carefully read the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This document may only be used where the offer and sale of the Notes is permitted. The information contained in this prospectus is as of the date hereof and subject to change, completion or amendment without notice. The delivery of this prospectus at any time shall not, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or in our affairs since the date of this prospectus.

i

FORWARD-LOOKING STATEMENTS
CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
This prospectus, the documents incorporated by reference and certain oral statements made by our representatives from time to time may contain, forward-looking statements that are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such statements. These statements are based on the beliefs and assumptions of HRG’s management and the management of HRG’s subsidiaries and affiliates (including target businesses). Forward-looking statements include information concerning possible or assumed future actions, events, results, strategies and expectations, including plans and expectations regarding future acquisitions, dispositions, distributions, and similar activities, and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions.
Such forward-looking statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such statements. These statements are based on the beliefs and assumptions of HRG’s management and the management of HRG’s subsidiaries (including target businesses). Factors that could cause actual results, events and developments to differ include, without limitation: the ability of HRG’s subsidiaries (including target businesses following their acquisition) to generate sufficient net income and cash flows to make upstream cash distributions; the decision of the HRG subsidiaries’ boards to make upstream cash distributions, which is subject to numerous factors such as restrictions contained in applicable financing agreements, state and regulatory restrictions and other relevant considerations as determined by the applicable board; HRG’s liquidity, which may be impacted by a variety of factors, including the capital needs of HRG’s current and future subsidiaries; capital market conditions; commodity market conditions; foreign exchange rates; HRG’s and its subsidiaries’ ability to identify, pursue or complete any suitable future acquisition or disposition opportunities, including realizing such transaction’s expected benefits, efficiencies/cost avoidance or savings, income and margins, growth, economies of scale, streamlined/combined operations, economic performance and conditions to, and the timetable for, completing applicable financial reporting requirements; litigation; potential and contingent liabilities; management’s plans; changes in regulations; taxes; and the risks that may affect the performance of the operating subsidiaries of HRG.
We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. HRG does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results, except as required by law.
In addition, you should understand that the following important factors, in addition to those discussed in the section titled “Risk Factors” in this prospectus, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. You should also understand that many factors described under one heading below may apply to more than one section in which we have grouped them for the purpose of this presentation. As a result, you should consider all of the following factors, together with all of the other information presented herein, in evaluating the business of the Company and our subsidiaries.
HRG
HRG’s actual results or other outcomes may differ from those expressed or implied by forward-looking statements contained or incorporated herein due to a variety of important factors, including, without limitation, the following:

•	our dependence on distributions from our subsidiaries to fund our operations and payments on our debt and other obligations;

•
the decision of our subsidiaries’ boards to make upstream cash distributions, which is subject to numerous factors such as restrictions contained in applicable financing agreements, state and regulatory restrictions and other relevant considerations as determined by the applicable board;

•	our and our subsidiaries’ liquidity, which may be impacted by a variety of factors, including the capital needs of us and our current and future subsidiaries;

•	limitations on our ability to successfully identify suitable acquisition, disposition and other strategic opportunities and to compete for these opportunities with others who have greater resources;

•	the need to provide sufficient capital to our operating businesses;

•
the impact of covenants in the indenture governing our 7.875% Senior Secured Notes due 2019, the covenants in the indenture governing the Notes, the continuing covenants contained in the certificate of designation governing our Series A Participating Convertible Preferred Stock and future financing or refinancing agreements, on our ability to operate our business and finance our pursuit of our business strategy;

•	our ability to incur new debt and refinance our existing indebtedness;

•	the impact on our business and financial condition of our substantial indebtedness and the significant additional indebtedness and other financing obligations we and our subsidiaries may incur;

•
the impact on the aggregate value of our assets and our stock price from changes in the market prices of publicly traded equity interests we hold, particularly during times of volatility in security prices;

•	the impact of additional material charges associated with our oversight of acquired or target businesses and the integration of our financial reporting;

•	the impact of restrictive covenants and applicable laws, including securities laws, on our ability to dispose of equity interests we hold;

•	the impact of decisions by our significant stockholders, whose interest may differ from those of our other stockholders, or any of them ceasing to remain significant stockholders;

•	the effect any interests of our officers, directors, stockholders and their respective affiliates may have in certain transactions in which we are involved;

•	our dependence on certain key personnel;

•
the impact on us and/or our subsidiaries from interruption or other operational failures in telecommunication, information technology and other operational systems, or a failure to maintain the security, integrity, confidentiality or privacy of sensitive data residing on such systems;

•	our and our subsidiaries’ ability to attract and retain key employees;

•	the impact of potential losses and other risks from changes in the value of our assets;

•	our ability to effectively increase the size of our organization, if needed, and manage our growth;

•	the impact of a determination that we are an investment company or personal holding company;

•	the impact of claims or litigation arising from operations, agreements and transactions, including litigation arising from or involving former subsidiaries;

•	the impact of expending significant resources in considering acquisition or disposition targets or business opportunities that are not consummated;

•	our ability to successfully integrate current and future acquired businesses into our existing operations and achieve the expected economic benefits;

•	tax consequences associated with our acquisition, holding and disposition of target companies and assets;

•	the impact of delays or difficulty in satisfying the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 or negative reports concerning our internal controls;

•	the impact of the relatively low market liquidity for our shares of common stock;

•	the impact on the holders of our common stock if we issue additional shares of our common stock or preferred stock; and

•
the effect of price fluctuations in our common stock caused by general market and economic conditions and a variety of other factors, including factors that affect the volatility of the common stock of any of our publicly-held subsidiaries.

Spectrum Brands Holdings, Inc. (including its consolidated subsidiaries, “Spectrum Brands”)
Spectrum Brands’ actual results or other outcomes may differ from those expressed or implied by the forward-looking statements contained herein due to a variety of important factors, including, without limitation, the following:

•	the impact of Spectrum Brands’ substantial indebtedness on its business, financial condition and results of operations;

•	the impact of restrictions in Spectrum Brands’ debt instruments on its ability to operate its business, finance its capital needs or pursue or expand its business strategies;

•	any failure to comply with financial covenants and other provisions and restrictions of Spectrum Brands’ debt instruments;

•	the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities;

•	Spectrum Brands’ inability to successfully integrate and operate new acquisitions at the level of financial performance anticipated;

•	the unanticipated loss of key members of Spectrum Brands’ senior management;

•	the impact of fluctuations in commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit;

•	interest rate and exchange rate fluctuations;

•	the loss of, or a significant reduction in, sales to any significant retail customer(s);

•	competitive promotional activity or spending by competitors or price reductions by competitors;

•	the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands;

•
the effects of general economic conditions, including inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or changes in trade, monetary or fiscal policies in the countries where Spectrum Brands does business;

•	changes in consumer spending preferences and demand for Spectrum Brands’ products;

•	Spectrum Brands’ ability to develop and successfully introduce new products, protect its intellectual property and avoid infringing the intellectual property of third parties;

•	Spectrum Brands’ ability to successfully implement, achieve and sustain manufacturing and distribution cost efficiencies and improvements, and fully realize anticipated cost savings;

•	the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations);

•	public perception regarding the safety of Spectrum Brands’ products, including the potential for environmental liabilities, product liability claims, litigation and other claims;

•	the impact of pending or threatened litigation;

•	changes in accounting policies applicable to Spectrum Brands’ business;

•	government regulations;

•	the seasonal nature of sales of certain of Spectrum Brands’ products;

•	the effects of climate change and unusual weather activity; and

•	the effects of political or economic conditions, terrorist attacks, acts of war or other unrest in international markets.
Fidelity & Guaranty Life (including its consolidated subsidiaries “FGL”) and Front Street Re (Delaware) Ltd. (including its consolidated subsidiaries, “Front Street”)
FGL’s and Front Street’s actual results or other outcomes may differ from those expressed or implied by the forward-looking statements contained herein due to a variety of important factors, including, without limitation, the following:

•
the ability to satisfy the closing conditions, including regulatory approvals, contained in the Agreement and Plan of Merger (the “FGL Merger Agreement” and such merger, the “FGL Merger”), by and among FGL, Anbang Insurance Group Co., Ltd., a joint-stock insurance company established in the People’s Republic of China (“Anbang”), AB Infinity Holding, Inc., a Delaware corporation and a wholly-owned subsidiary of Anbang (“AB Infinity”), and AB Merger Sub, Inc., a Delaware corporation and a newly formed, wholly-owned subsidiary of AB Infinity (“Merger Sub”);

•	impact on the stock price, business, financial condition and results of operations if the FGL Merger is not consummated or not consummated timely;

•	the impact of the operating restrictions in the FGL Merger Agreement and their impact on FGL;

•	litigation arising from the FGL Merger;

•	the impact of restrictions in FGL’ debt instruments on its ability to operate its business, finance its capital needs or pursue or expand its business strategies;

•	the accuracy of FGL’s and Front Street’s assumptions and estimates;

•	the accuracy of FGL’s and Front Street’s assumptions regarding the fair value and future performance of their investments;

•	FGL and its insurance subsidiaries’ abilities to maintain or improve their financial strength ratings;

•	FGL’s and Front Street’s and their insurance subsidiaries’ potential need for additional capital to maintain their financial strength and credit ratings and meet other requirements and obligations;

•	FGL’s and Front Street’s ability to defend themselves against or respond to, potential litigation, enforcement investigations or increased regulatory scrutiny;

•	FGL’s and Front Street’s ability to manage their businesses in a highly-regulated industry, which is subject to numerous legal restrictions and regulations;

•
regulatory changes or actions, including those relating to regulation of financial services, affecting (among other things) underwriting of insurance products and regulation of the sale, underwriting and pricing of products and minimum capitalization and statutory reserve requirements for insurance companies, or the ability of FGL’s and Front

Street’s insurance subsidiaries to make cash distributions to FGL or Front Street, as applicable (including dividends or payments on surplus notes FGL’s subsidiaries issue to FGL);

•	the impact of potential litigation, including class action litigation;

•
the impact of FGL’s reinsurers failing to meet or timely meet their assumed obligations, increasing their reinsurance rates, or becoming subject to adverse developments that could materially adversely impact their ability to provide reinsurance to FGL at consistent and economical terms;

•	restrictions on FGL’s ability to use captive reinsurers;

•	FGL and Front Street being forced to sell investments at a loss to cover policyholder withdrawals;

•	the impact of interest rate fluctuations on FGL and Front Street and withdrawal demands in excess of FGL’s and Front Street’s assumptions;

•	the impact of market and credit risks;

•	equity market volatility;

•	credit market volatility or disruption;

•	changes in the federal income tax laws and regulations which may affect the relative income tax advantages of FGL’s products;

•	the performance of third parties, including independent distributors, underwriters, actuarial consultants and other service providers;

•
interruption or other operational failures in telecommunication, information technology and other operational systems, or a failure to maintain the security, integrity, confidentiality or privacy of sensitive data residing on such systems;

•	the continued availability of capital required for FGL’s and Front Street’s insurance subsidiaries to grow;

•	the impact on FGL’s or Front Street’s business of new accounting rules or changes to existing accounting rules;

•	the risk that FGL’s or Front Street’s exposure to unidentified or unanticipated risk is not adequately addressed by their risk management policies and procedures;

•	general economic conditions and other factors, including prevailing interest and unemployment rate levels and stock and credit market performance;

•	FGL’s ability to protect its intellectual property;

•	difficulties arising from FGL’s and Front Street’s outsourcing relationships;

•	the impact on FGL’s and Front Street’s business of natural and of man-made catastrophes, pandemics, computer viruses, network security breaches, and malicious and terrorist acts;

•	FGL’s and Front Street’s ability to compete in a highly competitive industry;

•	FGL’s and Front Street’s ability to maintain competitive policy expense costs;

•	adverse consequences if the independent contractor status of FGL’s independent insurance marketing organizations is successfully challenged;

•	FGL’s ability to attract and retain national marketing organizations and independent agents;

•	the potential adverse tax consequences to FGL if FGL generates passive income in excess of operating expenses;

•	the significant operating and financial restrictions contained in FGL’s debt agreements, which may prevent FGL from capitalizing on business opportunities;

•	the inability of FGL’s and Front Street’s subsidiaries and affiliates to generate sufficient cash to service all of their obligations;

•	conflicts of interest between HRG or its affiliates;

•	the impact on FGL and Front Street of non-performance of loans originated by Salus (as defined below);

•	the ability of FGL’s and Front Street’s subsidiaries to pay dividends; and

•	the ability to maintain or obtain approval of the Iowa Insurance Division and other regulatory authorities as required for FGL’s operations and those of its insurance subsidiaries.
The Asset Managers, comprised of CorAmerica Capital, LLC (“CorAmerica”), Energy & Infrastructure Capital, LLC (“EIC”) and Salus Capital Partners, LLC (“Salus”)
The Asset Managers’ actual results or other outcomes may differ from those expressed or implied by the forward-looking statements contained herein due to a variety of important factors, including, without limitation, the following:

•	their respective abilities, as applicable, to recover amounts that are contractually owed to them by their borrowers;

v

•	their respective abilities to continue to find attractive business opportunities, particularly if the FGL Merger is consummated;

•	their respective abilities to address a number of issues to implement their respective business strategies;

•	the impact on these businesses resulting from deterioration in economic conditions;

•	their respective abilities to compete with traditional competitors and new market entrants; and

•
their respective abilities to address a variety of other risks associated with their business, including reputational risk, legal, litigation and compliance risk, the risk of fraud or theft, operational errors and systems malfunctions.

Compass Production GP, LLC and Compass Production Partners, LP (including their subsidiaries, “Compass”)
Compass’ actual results or other outcomes may differ from those expressed or implied by the forward-looking statements contained herein due to a variety of important factors, including, without limitation, the following:

•	fluctuations in oil, natural gas liquids and natural gas prices sold by Compass;

•	the impact of Compass' substantial indebtedness on its business, financial condition and results of operations;

•	the impact of the sharp decline in commodity prices and commodity pricing volatility on Compass’ business, operations and cash flows;

•
Compass’ ability to manage counterparty credit risk in a depressed commodity pricing environment, which may lead to one or more of Compass’ counterparties failing to satisfy their contractual obligations;

•	the impact of restrictions in Compass debt instruments on its ability to operate its business, finance its capital needs or pursue or expand its business strategies;

•
changes in the differential between the New York Mercantile Exchange or other benchmark prices of oil, natural gas liquids and natural gas and the reference or regional index price used to price Compass' actual oil and natural gas sales;

•	Compass’ ability to operate successfully as an independent business;

•	Compass’ ability to replace natural gas marketing services upon the expiration of the current arrangements with EXCO Resources, Inc.;

•	the impact on Compass if it is unable to successfully execute or consummate one or more disposition, acquisition or reserve development opportunities;

•
Compass’ ability to market and sell its oil, natural gas liquids and natural gas and its exposure to the credit risk of its customers, working interest owners and other counterparties and the risks associated with drilling activities;

•	the inherent uncertainty of estimates of oil and natural gas reserves;

•	the risk that Compass will be unable to identify or complete, or complete on economically attractive terms, suitable disposition and/or acquisition opportunities of oil and gas properties;

•	Compass' ability to successfully operate in a highly regulated and litigious environment, including exposure to operating hazards and uninsured risks;

•	Compass' ability to effectively mitigate the impact of commodity price volatility from its cash flows with its hedging strategy;

•	changes in the U.S. federal income tax laws and regulations that may affect the relative income tax advantages of Compass’ products;

•	the impact of future and existing environmental regulations;

•	the effects of climate change and unusual weather activity;

•	the intense competition in the oil and gas industry, including acquiring properties, contracting for drilling equipment and hiring experienced personnel; and

•	the unavailability of pipelines or other facilities interconnected to Compass’ gathering and transportation pipelines.
We caution the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this prospectus or the date of documents incorporated by reference herein. Neither we nor any of our subsidiaries undertake any duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect actual outcomes.

SUMMARY
The following summary highlights basic information about the Company. It may not contain all of the information that is important to you. For a more comprehensive understanding of our business, you should read this entire prospectus and the documents incorporated by reference herein, including the sections entitled “Risk Factors” included or incorporated by reference herein and the historical financial statements incorporated by reference herein. Certain statements in this summary are forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”
Unless otherwise indicated in this prospectus or the context requires otherwise, in this prospectus, references to the “Company,” “HRG,” “we,” “us” or “our” refer to HRG Group, Inc. (formerly, Harbinger Group Inc.) and, where applicable, its consolidated subsidiaries; “Asset Managers” refers collectively to the business conducted by CorAmerica, EIC, and Salus (each referred to individually as an “Asset Manager”); “Compass” refers to our oil and gas business, which we conduct through Compass Production GP, LLC (“Compass GP”) and Compass Production Partners, LP (“Compass Limited Partnership”) and, where applicable, their subsidiaries; “CorAmerica” refers to CorAmerica Capital, LLC and, where applicable, its consolidated subsidiaries; “EIC” refers to Energy & Infrastructure Capital, LLC and, where applicable, its consolidated subsidiaries; “FGH” refers to Fidelity & Guaranty Life Holdings, Inc. (formerly, Old Mutual U.S. Life Holdings, Inc.) and, where applicable, its consolidated subsidiaries; “FGL” refers to Fidelity & Guaranty Life (formerly, Harbinger F&G, LLC) and, where applicable, its consolidated subsidiaries; “Front Street” refers to Front Street Re (Delaware) Ltd. and, where applicable, its consolidated subsidiaries; “Front Street Cayman” refers to Front Street Re Cayman Ltd. and, where applicable, its consolidated subsidiaries; “HAMCO” refers to HGI Asset Management Holdings, LLC (which holds our interest in CorAmerica, EIC and Salus) and, where applicable, its consolidated subsidiaries; “HGI Energy” refers to HGI Energy Holdings, LLC (which holds our interests in Compass) and, where applicable, its consolidated subsidiaries; “HGI Funding” refers to HGI Funding, LLC and, where applicable, its consolidated subsidiaries; “Indenture” refers to the indenture dated as of January 21, 2014, between the Company and Well Fargo Bank, National Association, as trustee, under which the Notes were issued; “Notes” refers to our 7.750% Senior Notes due 2022; “Salus” refers to Salus Capital Partners, LLC and, where applicable, its consolidated subsidiaries; “SBI” refers to Spectrum Brands, Inc. and, where applicable, its consolidated subsidiaries; and “Spectrum Brands” refers to Spectrum Brands Holdings, Inc. and, where applicable, its consolidated subsidiaries.

Our Company
We are a diversified holding company focused on owning businesses that we believe can generate sustainable free cash flow or attractive returns on investment. As of September 30, 2015, our principal operating subsidiaries include the following assets: (i) Spectrum Brands, our subsidiary that provides global branded consumer products; (ii) FGL, our subsidiary that provides life insurance and annuity products; (iii) Front Street, our subsidiary engaged in the business of providing long-term reinsurance, including reinsurance to the specialty insurance sector of fixed, deferred and payout annuities; (iv) HAMCO, which, through its subsidiaries, provides financing and engages in asset management across a range of industries; and (v) Compass, our subsidiary that is engaged in the business of owning, operating, acquiring, exploiting and developing conventional oil and natural gas assets.
On November 8, 2015, FGL, Anbang, AB Infinity, and Merger Sub entered into the FGL Merger Agreement. Pursuant to the FGL Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into FGL, with FGL continuing as the surviving entity, which will become a direct, wholly-owned subsidiary of AB Infinity and an indirect, wholly-owned subsidiary of Anbang. Pursuant to the FGL Merger Agreement, at the effective time of the FGL Merger, each issued and outstanding share of FGL common stock will be cancelled and converted automatically into the right to receive $26.80 in cash, without interest, other than any shares of common stock owned by FGL as treasury stock or otherwise or owned by Anbang, AB Infinity or Merger Sub (which will be cancelled and no payment will be made with respect thereto), shares of common stock granted pursuant to FGL’s equity plans and those shares of common stock with respect to which appraisal rights under Delaware law are properly exercised and not withdrawn. See Part I, Item I. “Business—Our Operating Subsidiaries—FGL—the FGL Merger” of our Annual Report on Form 10-K for the Fiscal Year ended September 30, 2015 (the “2015 Annual Report”).
On December 1, 2015, pursuant to the Purchase Agreement, dated as of October 8, 2015 (the "Purchase Agreement"), between Compass Energy Operating, LLC (“Compass Energy”), and Indigo Minerals LLC, Compass Energy completed the sale of certain of its oil and gas interests located in the Holly, Waskom and Danville Fields in East Texas and North Louisiana to Indigo Resources LLC (as successor to Indigo Minerals LLC, the "Buyer"). At closing, proceeds from the transaction, which were approximately $147.5 million, less estimated expenses of $1.9 million, were used primarily to reduce borrowings under Compass Energy’s existing credit facility. Following the closing, pursuant to the terms of the Purchase Agreement, Compass received an additional $4.2 million in connection with resolving certain title and consent matters.
We were incorporated in Delaware in 1954 under the name Zapata Corporation and reincorporated in Nevada in April 1999 under the same name. On December 23, 2009, we reincorporated in Delaware under the name “Harbinger Group Inc.” Effective March 9, 2015, we changed our name from Harbinger Group Inc. to HRG Group, Inc. Our common stock trades on the New York Stock Exchange (“NYSE”) under the symbol “HRG.”

Corporate Structure

The following diagram represents a simplified HRG corporate structure, depicting only our principal subsidiaries:

(1)	Certain non-operating subsidiaries, including Zap.Com Corporation, a 97.9% owned subsidiary of HRG, are not reflected in the structure chart above.

(2)	Direct and indirect subsidiaries of this entity are not reflected.
Corporate Information
We are a Delaware corporation and the address of our principal executive office is 450 Park Avenue, 29th Floor, New York, New York 10022. Our telephone number is (212) 906-8555. Our website address is www.hrggroup.com. Information contained on our website is not part of this prospectus.

Summary Description of the Notes
The following summary is provided solely for your convenience. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the Notes, see “Description of Notes.”

Issuer	HRG Group, Inc. (formerly known as “Harbinger Group Inc.”)
Governing Document	The Notes are governed by the indenture, dated as of January 21, 2014, between HRG and Wells Fargo Bank, National Association, as trustee.
Maturity	January 15, 2022.
Interest	Interest will be payable in cash on January 15 and July 15 of each year.
Optional Redemption
On or after January 15, 2017, we may redeem some or all of the Notes at any time at the redemption prices set forth in “Description of Notes—Optional Redemption.” In addition, prior to January 15, 2017, we may redeem the Notes at a redemption price equal to 100% of the principal amount of the Notes plus a “make-whole” premium.
Before January 15, 2017, we may redeem up to 35% of the Notes, including further additional Notes, with the proceeds of equity sales at a price of 107.750% of principal plus accrued and unpaid interest; provided that at least 65% of the original aggregate principal amount of the Notes issued under the Indenture remains outstanding after the redemption, as further described in “Description of Notes-Optional Redemption.”

Change of Control
Upon a change of control (as defined under “Description of Notes”), we will be required to make an offer to purchase the Notes. The purchase price will equal 101% of the principal amount of the Notes on the date of purchase plus accrued and unpaid interest. We may not have sufficient funds available at the time of any change of control to make any required debt repayment (including repurchases of the Notes). See “Risk Factors—We may be unable to repurchase the Notes upon a change of control.”

Guarantors	Any subsidiary that guarantees our debt will guarantee the Notes. You should not expect that any subsidiaries will guarantee the Notes.
Ranking	The Notes are our unsecured unsubordinated obligations and will:

•    rank equally in right of payment to all of our existing and future unsubordinated debt;
•    be effectively subordinated to all our secured debt to the extent of the value of the collateral securing that debt;
•    be effectively subordinated to all liabilities of our non-guarantor subsidiaries; and
•    rank senior in right of payment to all of our and our guarantors’ future debt that expressly provides for its subordination to the Notes and the note guarantees.

As of September 30, 2015, HRG had no debt other than the $890.0 million aggregate principal amount of the Notes and $864.4 million aggregate principal amount of our 7.875% Senior Secured Notes due 2019 (the “7.875% Notes”). All of the 7.875% Notes will be effectively senior to the Notes to the extent of the value of the collateral securing such indebtedness. As of September 30, 2015, the total liabilities of Spectrum Brands were approximately $5.7 billion, including trade payables. As of September 30, 2015, the total liabilities of FGL were approximately $23.4 billion, including approximately $17.8 billion in annuity contractholder funds, approximately $3.5 billion in future policy benefits and approximately $300.0 million of indebtedness under FGH’s 6.375% Senior Notes due 2021 (the “FGH Notes”). As of September 30, 2015, the total liabilities of HAMCO were approximately $1.4 million and were approximately $379.4 million when consolidated with the Asset Managers. As of September 30, 2015, the total liabilities of HGI Energy were approximately $502.0 million. As a result of HRG’s holding company structure, claims of creditors of HRG’s subsidiaries will generally have priority as to the assets of HRG’s subsidiaries over claims of HRG and over claims of the holders of HRG’s indebtedness, including the Notes.

As of September 30, 2015, our total liabilities on an unconsolidated and consolidated basis were $1.8 billion and $30.7 billion, respectively.

Certain Covenants	The Indenture contains covenants, subject to specified exceptions, limiting our ability and, in certain cases, our subsidiaries’ ability to:

•
incur additional indebtedness;
•
create liens or engage in sale and leaseback transactions;
•
pay dividends or make distributions in respect of capital stock;
•
make certain restricted payments;
•
sell assets;
•
engage in transactions with affiliates, except on an arms’-length basis; or
•
consolidate or merge with, or sell substantially all of our assets to, another person.

We are also required to maintain compliance with a minimum liquidity covenant.
You should read “Description of Notes—Certain Covenants” for a description of these covenants.
Form and Denominations
The Notes were issued in minimum denominations of $2,000 and higher integral multiples of $1,000. The Notes will be book-entry only and registered in the name of a nominee of the Depository Trust Company ("DTC").

Risk Factors
Investing in the Notes involves substantial risks and uncertainties. See “Risk Factors” and other information included in or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to purchase any Notes.

RISK FACTORS
Before investing in the Notes, you should carefully consider the risk factors discussed below and the risk factors incorporated by reference into this offering circular. See “Where You Can Find More Information.” Any of these risk factors could materially and adversely affect our or our subsidiaries’ business, financial condition and results of operations. These risk factors are not the only risks that we or our subsidiaries may face. Additional risks and uncertainties not presently known to us or our subsidiaries or that are not currently believed to be material also may adversely affect us or our subsidiaries. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Risks Related to the Notes
We are a holding company and our only material assets are our equity interests in our operating subsidiaries and our other investments; as a result, our principal source of revenue and cash flow is distributions from our subsidiaries; our subsidiaries may be limited by law and by contract in making distributions to us.
As a holding company, our only material assets are our cash on hand, the equity interests in our subsidiaries and other investments. As of September 30, 2015, excluding cash, cash equivalents and investments held by our subsidiaries, we had approximately $331.3 million in cash, cash equivalents and investments, which includes $33.2 million held by our wholly-owned subsidiary, HGI Funding. Our principal source of revenue and cash flow is distributions from our subsidiaries. Thus, our ability to service our debt, finance acquisitions and pay dividends to our stockholders in the future is dependent on the ability of our subsidiaries to generate sufficient net income and cash flows to make upstream cash distributions to us. Our subsidiaries are and will continue to be separate legal entities, and although they may be wholly-owned or controlled by us, they have no obligation to make any funds available to us, whether in the form of loans, dividends, distributions or otherwise. The boards of directors of our subsidiaries may consider a range of factors and consider their stockholders’ constituencies (including public stockholders) as a whole when making decisions about dividends or other payments. The ability of our subsidiaries to distribute cash to us will also be subject to, among other things, restrictions that are contained in our subsidiaries’ financing agreements, availability of sufficient funds in such subsidiaries and applicable state laws and regulatory restrictions. Claims of creditors of our subsidiaries generally will have priority as to the assets of such subsidiaries over our claims and claims of our creditors and stockholders. To the extent the ability of our subsidiaries to distribute dividends or other payments to us could be limited in any way, our liquidity and ability to grow, pursue business opportunities or make acquisitions that could be beneficial to our businesses, or otherwise fund and conduct our business could be materially limited.
As an example, our subsidiary Spectrum Brands is a holding company with limited business operations of its own and its main assets are the capital stock of its subsidiaries, principally SBI. The terms of SBI’s indebtedness may limit its ability to pay dividends to Spectrum Brands and to us. See Part I, Item IA. “Risk Factors—Risks Related to Spectrum Brands’ Business—Spectrum Brands’ substantial indebtedness may limit its financial and operating flexibility, and Spectrum Brands may incur additional debt, which could increase the risks associated with its substantial indebtedness.” and Part I, Item IA. “Risk Factors—Risks Related to Spectrum Brands’ Business—Restrictive covenants in the SBI Senior Secured Facilities and the SBI Indentures may restrict SBI’s ability to pursue its business strategies.” contained in our 2015 Annual Report.
Our subsidiary, FGL, is also a holding company with limited business operations of its own. Its main assets are the capital stock of its subsidiaries, which are principally regulated insurance companies, whose ability to pay dividends is limited by applicable insurance laws. Accordingly, FGL’s payment of dividends is dependent, to a significant extent, on the generation of cash flow by its subsidiaries and their ability to make such cash available to FGL, by dividend or otherwise. FGL’s subsidiaries may not be able to, or may not be permitted to, make distributions to enable FGL to meet its obligations and pay dividends. Each subsidiary is a distinct legal entity and legal and contractual restrictions may also limit FGL’s ability to obtain cash from its subsidiaries. See Part I, Item 1. “Business—Our Operating Subsidiaries—FGL—Regulation—Financial Regulation—Dividend and Other Distribution Payment Limitations” and Part I, Item 1A. “Risk Factors—Risks Related to FGL’s and Front Street’s Businesses—The agreements and instruments governing FGL’s debt contain significant operating and financial restrictions, which may prevent FGL from capitalizing on business opportunities.” in our 2015 Annual Report. As discussed in our 2015 Annual Report, while the agreements governing the FGL Merger permit FGL to pay a regular quarterly cash dividend on its common stock in an amount not in excess of $0.065 per share, per quarter, FGL may not pay any other dividends without the consent of Anbang. In addition, if the FGL Merger is consummated, while we will receive the proceeds from the sale of our shares of FGL common stock, we will no longer receive dividends from FGL.
Additionally, the terms of Compass’ indebtedness and recent declines in oil and gas prices may continue to adversely affect Compass' cash flow, may further limit Compass' business operations, may prevent Compass from remaining in compliance with the covenants in its credit facility agreement, and/or further limit Compass' ability to pay distributions to us. Compass may also require additional equity infusions or other support in the near or long term future. In November 2015, HGI Funding provided a limited guaranty with respect to a portion of Compass’ indebtedness. HGI Funding's limited guaranty may not be sufficient credit support for the operations of Compass, to maintain Compass' compliance with the covenants in its credit facility agreement and/or HGI Funding may decide to withdraw (to the extent it may do so under the guaranty documents) or not to provide any other forms of credit support to Compass in the future. See Part I, Item 1A. “Risk Factors—Risks Related to Compass’ Business—Compass has a substantial amount of indebtedness, which may adversely affect its cash flow and ability to operate its business, remain in compliance with debt covenants and make payments on its debt and distributions to us. HGI Funding has provided credit support for such indebtedness in the past but may choose not to do so in the future.” contained in our 2015 Annual Report.
In addition, our liquidity and ability to pursue business opportunities may be impacted by the capital needs of our subsidiaries. Such entities may require additional capital to operate, maintain or grow their businesses, make payments on their indebtedness or other commitments, and/or make upstream cash distributions. For example, given the recent declines in oil and gas prices, Compass may require capital contributions if current period earnings and cash on hand at Compass are not sufficient to reduce debt levels and remain compliant with applicable covenants in Compass’ financing agreement. As another example, Front Street will require additional capital in order to engage in reinsurance transactions, and may require additional capital to operate or maintain its business or meet regulatory capital requirements.
Furthermore, these restrictions on our subsidiaries ability to pay dividends or distributions may limit our ability to incur additional indebtedness or refinance our existing indebtedness in the future as well. Our ability to refinance our indebtedness will depend on our ability to generate future cash flow, and we are dependent on our subsidiaries’ ability to pay dividends or pay distributions to us in order for us to generate cash flow.
The Notes are structurally subordinated to all liabilities of our subsidiaries and are effectively subordinated to HRG’s existing and future secured debt to the extent of the value of the collateral securing such debt.
The Notes are our senior unsecured obligations. The Notes are not, and are not expected to be, guaranteed by any of our current or future subsidiaries. As a result of our holding company structure, claims of creditors of our subsidiaries will generally have priority as to the assets of our subsidiaries over our claims and over claims of the holders of our indebtedness, including the Notes. As of September 30, 2015, the total liabilities of Spectrum Brands were approximately $5.7 billion, including trade payables. As of September 30, 2015, the total liabilities of FGL were approximately $23.4 billion, including approximately $17.8 billion in annuity contractholder funds, approximately $3.5 billion in future policy benefits and approximately $300.0 million of indebtedness under the FGH Notes. As of September 30, 2015, the total liabilities of HAMCO were approximately $1.4 million and were approximately $379.4 million when consolidated with the Asset Managers. As of September 30, 2015, the total liabilities of HGI Energy were approximately $502.0 million. Also, as described herein, HGI Funding has provided a limited guaranty with respect to a portion of Compass' indebtedness.
The creditors of our subsidiaries have direct claims on the subsidiaries and their assets and the claims of holders of the Notes are “structurally subordinated” to any existing and future liabilities of our subsidiaries. This means that the creditors of our subsidiaries have priority in their claims on the assets of the subsidiaries over our creditors, including the noteholders. All of our consolidated liabilities are obligations of our subsidiaries and are effectively senior to the Notes.
As a result, upon any distribution to the creditors of any subsidiary in bankruptcy, liquidation, reorganization or similar proceedings, or following acceleration of our indebtedness or an event of default under such indebtedness, the lenders or noteholders, as the case may be, of the indebtedness of our subsidiaries will be entitled to be repaid in full by such subsidiaries before any payment is made to HRG. The Indenture does not restrict the ability of our subsidiaries to incur additional indebtedness or grant liens secured by assets of our subsidiaries.
The Notes are not secured by any of our assets. The Notes are therefore effectively subordinated to HRG’s secured indebtedness, including the 7.875% Notes, to the extent of the value of the collateral securing such indebtedness. As of September 30, 2015, HRG had $864.4 million of secured indebtedness outstanding.
Further, we may incur future indebtedness, some of which may be secured by liens on our assets, to the extent permitted by the Indenture and the terms of our other agreements, including the indenture governing the 7.875% Notes. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the Notes. Holders of the Notes will participate ratably with all holders of our senior unsecured indebtedness and potentially with all of our general creditors.
We may and our subsidiaries may incur substantially more indebtedness. This could exacerbate the risks associated with our leverage.
Subject to the limitations set forth in the Indenture and terms of our other agreements, including the indenture governing the 7.875% Notes, we and our subsidiaries may incur additional indebtedness (including secured obligations) in the future. If we incur any additional indebtedness that ranks equally with the Notes, the holders of that indebtedness will be entitled to share ratably with the holders of the Notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. If we incur additional secured indebtedness, the holders of such indebtedness will be effectively senior to the holders of the Notes to the extent of the value of the collateral securing such indebtedness. This may have the effect of reducing the amount of proceeds paid to holders of the Notes. Additionally, if our subsidiaries incur additional debt, the Notes will be structurally subordinated to such debt. If new indebtedness is added to our current levels of indebtedness, the related risks that we now face, including our possible inability to service our debt, could intensify.

We may be unable to repurchase the Notes upon a change of control.
Under the Indenture, each holder of Notes may require us to repurchase all of such holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if certain “change of control” events occur. However, it is possible that we will not have sufficient funds when required under the Indenture to make the required repurchase of the Notes. If we fail to repurchase Notes in that circumstance, we will be in default under the Indenture. If we are required to repurchase a significant portion of the Notes, we may require third-party financing as such funds may otherwise only be available to us through a distribution by our subsidiaries to us. We cannot be sure that we would be able to obtain third-party financing on acceptable terms, or at all, or obtain such funds through distributions from our subsidiaries.
An active public market may not develop for the Notes, which may hinder your ability to liquidate your investment.
There is no established trading market for the Notes, and we do not intend to list them on any securities exchange or to seek approval for quotations through any automated quotation system. Certain financial institutions, including Jefferies, may make a market in the Notes, however no such financial institution, including Jefferies, has any obligation to do so and may discontinue any market making in the Notes at any time, in their sole discretion. We therefore cannot assure you that:
•     a liquid market for the Notes will develop;
•    you will be able to sell your Notes; or
•     you will receive any specific price upon any sale of the Notes.
We also cannot assure you as to the level of liquidity of the trading market for the Notes, if one does develop. If a public market for the Notes develops, the Notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and our financial performance. If no active trading market develops, you may not be able to resell your Notes at their fair market value or at all.
Fraudulent transfer statutes may limit your rights as a holder of the Notes.
Federal and state fraudulent transfer laws as previously interpreted by various courts permit a court, if it makes certain findings, to:

•	avoid all or a portion of our obligations to holders of the Notes;

•	subordinate our obligations to holders of the Notes to our other existing and future creditors, entitling such creditors to be paid in full before any payment is made on the Notes; and

•	take other action detrimental to holders of the Notes, including invalidating the Notes.
In that event, we cannot assure you that you would ever be repaid. There is also no assurance that amounts previously paid to you pursuant to the Notes or guarantees (if any) would not be subject to return.
Under federal and state fraudulent transfer laws, in order to take any of those actions, courts will typically need to find that we or the guarantors (if any) received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the notes, and at the time the notes were issued:

•	were insolvent or were rendered insolvent by reason of the issuance of the notes;

•	were engaged, or were about to engage, in a business or transaction for which our capital was unreasonably small;

•	intended to incur, or believed or should have believed we would incur, indebtedness beyond our ability to pay as such indebtedness matures; or

•	were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment was unsatisfied.
A court may also void an issuance of Notes, a guarantee or grant of security, without regard to the above factors, if the court found that we issued the Notes or the guarantors (if any) entered into their respective guaranty with actual intent to hinder, delay or defraud current or future creditors.
Many of the foregoing terms are defined in or interpreted under those fraudulent transfer statutes and as judicially interpreted. A court could find that we did not receive fair consideration or reasonably equivalent value for the incurrence of the indebtedness represented by the Notes.
The measure of insolvency for purposes of the foregoing considerations will vary depending on the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the indebtedness:

•	the sum of its indebtedness (including contingent liabilities) is greater than its assets, at fair valuation;

•
the present fair salable value of its assets is less than the amount required to pay the probable liability on its total existing indebtedness and liabilities (including contingent liabilities) as they become absolute and matured; or

•	it could not pay its debts as they became due.

We cannot assure you of the standard a court would apply in determining our solvency and whether it would conclude that we were solvent when we incurred our obligations under the Notes.
In addition, although we do not expect there to be any guarantee of the Notes, it should be noted that any such guarantee (if any) may be subject to review under various laws for the protection of creditors. A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the Notes or the guarantees, respectively, if we or a guarantor did not substantially benefit directly from the issuance of the Notes. If a court were to void an issuance of the Notes or the guarantees, you would no longer have a claim against us or the guarantors. Sufficient funds to repay the Notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from us or the guarantors. In addition, any payment by us pursuant to the Notes made at a time we were found to be insolvent could be voided and required to be returned to us or to a fund for the benefit of our creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give the creditors more than such creditors would have received in a distribution under the bankruptcy code.
Changes in credit ratings issued by nationally recognized statistical ratings organizations could adversely affect our cost of financing and the market price of our securities, including the Notes.
Credit rating agencies rate our debt securities and our subsidiaries’ debt securities on factors that include our operating results, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading, or downgrading the current rating or placing us or our subsidiaries on a watch list for possible future downgrading. Downgrading the credit rating of our debt securities or our subsidiaries’ debt securities or placing us or our subsidiaries on a watch list for possible future downgrading would likely increase our cost of financing, limit our access to the capital markets and have an adverse effect on the market price of our securities, including the Notes.

USE OF PROCEEDS
We will not receive any of the proceeds from the market-making activities effected from time to time in our Notes by Jefferies pursuant to this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our consolidated ratio of earnings to combined fixed charges for each of the periods indicated. For the purpose of calculating the consolidated ratio of earnings to fixed charges, “earnings” represents pre-tax income (loss) from continuing operations plus fixed charges, and less any interest capitalized. “Fixed charges” consists of interest expense, whether expensed or capitalized, amortization of debt financing costs, and one-third of lease expense. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Year Ended September 30,
	2011	2012	2013	2014	2015
Ratio of earnings to combined fixed charges	1.2	1.1	1.2	1.6	(a)
Deficiency of (loss) earnings to fixed charges (a)					$(440.8)

(a)
Due to losses the year ended September 30, 2015, the coverage ratio was less than 1:1. We would have needed to generate additional earnings of $440.8 million in this period in order to achieve ratio of 1:1.

HRG GROUP, INC.
Unaudited Pro Forma Condensed Combined Financial Information
(in millions, except per share and share amounts)

On December 1, 2015, Compass Energy consummated the transactions contemplated by the Purchase Agreement. Pursuant to the Purchase Agreement, Buyer acquired certain of Compass Energy’s oil and gas interests located in the Holly, Waskom and Danville Fields in East Texas and North Louisiana. At the time of closing, proceeds from the transaction, which were approximately $147.5, less estimated expenses of $1.9, were used to primarily reduce borrowings under Compass’ existing credit facility. Following the closing, pursuant to the terms of the Purchase Agreement, Compass received an additional $4.2 in connection with resolving certain title and consent matters.
On November 8, 2015, AB Infinity and Merger Sub entered into the FGL Merger Agreement to acquire FGL for $26.80 per share. Pursuant to this agreement, at closing Anbang will acquire all of the outstanding shares of FGL. Stockholders of FGL will receive $26.80 per share in cash at closing. At the date of the transaction, HRG owned 47 million shares, or 80.5% of FGL.
On May 21, 2015, Spectrum Brands completed the acquisition (the “AAG Acquisition”) of AAG pursuant to the Agreement and Plan of Merger by and among AAG, Spectrum Brands, Ignite Merger Sub, Inc. and, solely in its capacity as representative, Avista Capital Partners II GP, LLC, dated as of April 28, 2015 for $1,400.0 in cash.
Spectrum Brands funded the AAG Acquisition with the proceeds of its offering of an aggregate principal amount of $1,000.0 of SBI’s 5.750% Senior Notes due 2025 (the “SBI 5.75% Notes”) and its registered offering of $575.0 of shares of Spectrum Brands’ common stock (the “SBH Equity Offering”). In the SBH Equity Offering, HRG acquired 49.0% of the common stock offered thereby, including the shares subject to the underwriters’ option to purchase additional shares, for $281.7 through one of its wholly-owned subsidiaries.
On May 19, 2015, HRG issued an additional $140.0 aggregate principal amount of its 7.75% Senior Notes due 2022 (the “May HRG Unsecured Notes”) at 98.51% of par plus accrued interest from January 15, 2015 and an additional $160.0 aggregate principal amount of its 7.875% Senior Secured Notes due 2019 (the “May HRG Secured Notes”) at 104.5% of par plus accrued interest from January 15, 2015.
On April 14, 2015, HRG issued an additional $100.0 aggregate principal amount of its 7.875% Senior Secured Notes due 2019 (the “April HRG Secured Notes” and together with the May HRG Secured Notes and the May HRG Unsecured Notes, the “New HRG Notes”) at 104.5% of par plus accrued interest from January 15, 2015.
The following unaudited pro forma condensed combined financial information is derived from HRG’s historical consolidated financial statements.
The unaudited pro forma condensed combined balance sheet as of September 30, 2015 gives effect to the FGL Merger Agreement; and the disposition of the Holly, Waskom, and Danville assets and the repayment of the portion of Compass’ existing facilities (collectively, the “Compass Transactions”) as if they had occurred on September 30, 2015.
The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2015 reflects the AAG Acquisition, the issuance of the SBI 5.75% Notes, the SBH Equity Offering and the New HRG Notes offerings (collectively, the “AAG Acquisition Transactions”) and the Compass Transactions as if they had occurred on October 1, 2014. In addition, the FGL Merger Agreement would have resulted in classifying HRG’s ownership interest in FGL as held for sale on the condensed combined balance sheet and FGL’s operating results as discontinued operations on the statements of operations. As a result, the unaudited pro forma condensed combined statement of operations for the years ended September 30, 2015, 2014 and 2013 have been presented to reflect FGL being treated as discontinued operations as a result of the FGL Merger Agreement.
On October 31, 2014, HRG, through its wholly-owned subsidiary HGI Energy, acquired approximately 25.5% interests in Compass that it did not previously own from EXCO Resources, Inc., upon which HGI Energy became the owner of 99.8% of the economic interest in Compass. Prior to this acquisition, HRG’s ownership of Compass was 74.4%. As a result, prior to October 31, 2014, the presentation of the pro forma operating results of Compass represent HRG’s 74.4% proportionate interest while operating results after October 31, 2014 represent 100.0% of Compass’ consolidated results.
This unaudited pro forma condensed combined financial information should be read in conjunction with our 2015 Annual Report.
This unaudited pro forma condensed combined financial information is provided for illustrative purposes only and is not necessarily indicative of the results of operations that would have occurred had the disposition been effected on the assumed dates, nor is it necessarily indicative of our future operating results.

HRG GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2015, in millions, except per share and share amounts

	Historical Condensed Consolidated	Pro Forma Adjustments				Pro Forma Condensed Combined
		FGL Merger Agreement		Compass Transactions
ASSETS
Investments:
Fixed maturities	$17,514.8	$(17,500.6)	3(a)	$—		$14.2
Equity securities	649.4	(616.6)	3(a)	—		32.8
Derivatives	81.9	(81.9)	3(a)	—		—
Asset-based loans	335.8	(109.2)	3(a)	—		226.6
Commercial mortgage loans	489.2	(489.2)	3(a)	—		—
Other invested assets	39.6	(34.2)	3(a)	—		5.4
Total investments	19,110.7	(18,831.7)	3(a)	—		279.0
Cash and cash equivalents	1,197.0	(501.8)	3(a)	2.8	4(a)	698.0
Receivables, net	632.9	—		—		632.9
Inventories, net	780.8	—		—		780.8
Accrued investment income	192.0	(190.7)	3(a)	—		1.3
Reinsurance recoverable	2,351.9	(2,351.9)	3(a)	—		—
Deferred tax assets	285.0	134.1	3(a)	—		419.1
Properties, including oil and natural gas properties, net	812.8	(14.4)	3(a)	(72.0)	4(b)	726.4
Goodwill	2,487.4	—		—		2,487.4
Intangibles, including DAC and VOBA, net	3,528.9	(1,048.6)	3(a)	—		2,480.3
Other assets	954.7	991.4	3(a)	—		1,946.1
Assets held for sale	—	24,986.1	3(a)	—		24,986.1
Total assets	$32,334.1	$3,172.5	3(a)	$(69.2)		$35,437.4

LIABILITIES AND EQUITY
Insurance reserves:
Contractholder funds	$17,769.8	$(17,769.8)	3(a)	$—		$—
Future policy benefits	4,096.8	(2,240.7)	3(a)	—		1,856.1
Liability for policy and contract claims	55.3	(55.3)	3(a)	—		—
Funds withheld from reinsurers	9.8	(9.8)	3(a)	—		—
Total insurance reserves	21,931.7	(20,075.6)	3(a)	—		1,856.1
Debt	6,382.7	30.7	3(a)	(147.0)	4(c)	6,266.4
Accounts payable and other current liabilities	1,137.7	(42.1)	3(a)	(5.4)	4(d)	1,090.2
Employee benefit obligations	92.9	—		—		92.9
Deferred tax liabilities	613.6	328.8	3(a)	—		942.4
Other liabilities	587.4	(491.9)	3(a)	(18.0)	4(e)	77.5
Liabilities held for sale	—	23,422.6	3(a)	—		23,422.6
Total liabilities	30,746.0	3,172.5	3(a)	(170.4)		33,748.1

Commitments and contingencies

HRG Group, Inc. shareholders' equity:
Common stock, $0.01 par; 500,000.0 thousand shares authorized; 201,383.8 thousand shares issued and outstanding at September 30, 2015.	2.0	—		—		2.0
Additional paid-in capital	1,458.5	—		—		1,458.5
Accumulated deficit	(833.1)	—		100.7	4(j)	(732.4)
Accumulated other comprehensive loss	(40.7)	—		—		(40.7)
Total HRG Group, Inc. shareholders' equity	586.7	—		100.7		687.4
Noncontrolling interest	1,001.4	—		0.5	4(l)	1,001.9
Total shareholders’ equity	1,588.1	—		101.2		1,689.3
Total liabilities and equity	$32,334.1	$3,172.5		$(69.2)		$35,437.4
See accompanying notes to unaudited pro forma condensed combined financial statements.

HRG GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended September 30, 2015, in millions, except per share data

	Historical Condensed Consolidated	Pro Forma Adjustments						Pro Forma Condensed Combined
		AAG Acquisition		FGL Merger Agreement		Compass Transactions
Revenues:
Net consumer and other product sales	$4,733.1	$275.8	2(a)	$—		$—		$5,008.9
Oil and natural gas	107.4	—		—		(40.5)	4(f)	66.9
Insurance premiums	59.8	—		(58.4)	3(b)	—		1.4
Net investment income	927.2	—		(845.4)	3(b)	—		81.8
Net investment losses	(104.7)	—		(30.2)	3(b)	—		(134.9)
Insurance and investment product fees and other	93.1	—		(88.2)	3(b)	—		4.9
Total revenues	5,815.9	275.8		(1,022.2)		(40.5)		5,029.0
Operating costs and expenses:
Cost of consumer products and other goods sold	3,050.9	154.4	2(a,b)	—		—		3,205.3
Oil and natural gas direct operating costs	85.9	—		—		(41.0)	4(f)	44.9
Benefits and other changes in policy reserves	625.5	—		(578.4)	3(b)	—		47.1
Selling, acquisition, operating and general expenses	1,476.5	27.5	(2a,c,e,f,g)	(113.2)	3(b)	(14.1)	4(f)	1,376.7
Impairments and bad debt expense	675.3	7.0	2(a)	(36.9)	3(b)	(129.5)	4(g)	515.9
Amortization of intangibles	129.6	6.5	2(d)	(41.8)	3(b)	—		94.3
Total operating costs and expenses	6,043.7	195.4		(770.3)		(184.6)		5,284.2
Operating (loss) income	(227.8)	80.4		(251.9)		144.1		(255.2)
Interest expense	(429.7)	(61.1)	2(a,h)	18.1	3(b)	4.1	4(h)	(468.6)
Gain on deconsolidation of subsidiary	38.5	—		—		—		38.5
Gain upon gaining control of equity method investment	141.2	—		—		—		141.2
Other income (expense), net	37.0	(1.1)	2(a)	(6.1)	3(b)	(8.5)	4(i)	21.3
Loss (income) from continuing operations before income taxes	(440.8)	18.2		(239.9)		139.7		(522.8)
Income tax expense (benefit)	71.6	(11.6)	2(a,j)	(84.1)	3(b)	—	4(k)	(24.1)
Net (loss) income from continuing operations	(512.4)	29.8		(155.8)		139.7		(498.7)
Income from discontinued operations, net of tax	—	—		155.8	3(b)	—		155.8
Net (loss) income	(512.4)	29.8		—		139.7		(342.9)
Less: Net income attributable to noncontrolling interest	44.4	12.7	2(a,i)	—		0.4	4(l)	57.5
Net (loss) income attributable to controlling interest	$(556.8)	$17.1		$—		$139.3		$(400.4)

Amounts attributable to controlling interest:
Net (loss) income from continuing operations, net of tax	$(556.8)	$17.1		$(125.4)	3(c)	$139.3		$(525.8)
Net income from discontinued operations, net of tax	—	—		125.4	3(c)	—		125.4
Net (loss) income attributable to controlling interest	$(556.8)	$17.1		$—		$139.3		$(400.4)

Net loss per common share attributable to controlling interest:
Basic (loss) income from continuing operations	$(2.81)	$0.09	2(k)	$(0.63)	3(d)	$0.70	4(m)	$(2.65)
Basic income from discontinued operations	—	—		0.63	3(d)	—		0.63
Basic	$(2.81)	$0.09		$—		$0.70		$(2.02)

Diluted (loss) income from continuing operations	$(2.81)	$0.09	2(k)	$(0.63)	3(d)	$0.70	4(m)	$(2.65)
Diluted income from discontinued operations	—	—		0.63	3(d)	—		0.63
Diluted	$(2.81)	$0.09		$—		$0.70		$(2.02)
See accompanying notes to unaudited pro forma condensed combined financial statements.

HRG GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended September 30, 2014, in millions, except per share data

	Historical Condensed Consolidated			Pro Forma Condensed Combined
		FGL Merger Agreement
Revenues:
Net consumer and other product sales	$4,449.2	$—		$4,449.2
Oil and natural gas	147.0	—		147.0
Insurance premiums	56.6	(55.6)	3(b)	1.0
Net investment income	842.2	(753.2)	3(b)	89.0
Net investment gains (losses)	395.3	(306.7)	3(b)	88.6
Insurance and investment product fees and other	72.7	(67.5)	3(b)	5.2
Total revenues	5,963.0	(1,183.0)		4,780.0
Operating costs and expenses:
Cost of consumer products and other goods sold	2,875.6	—		2,875.6
Oil and natural gas direct operating costs	69.6	—		69.6
Benefits and other changes in policy reserves	852.7	(787.5)	3(b)	65.2
Selling, acquisition, operating and general expenses	1,332.5	(101.7)	3(b)	1,230.8
Impairments and bad debt expense	83.9	(0.6)	3(b)	83.3
Amortization of intangibles	179.2	(97.5)	3(b)	81.7
Total operating costs and expenses	5,393.5	(987.3)		4,406.2
Operating income (loss)	569.5	(195.7)		373.8
Interest expense	(321.9)	15.5	3(b)	(306.4)
Loss from the change in the fair value of the equity conversion feature of preferred stock	(12.7)	—		(12.7)
Other expense, net	(21.7)	(0.8)	3(b)	(22.5)
Income (loss) from continuing operations before income taxes	213.2	(181.0)		32.2
Income tax expense (benefit)	111.5	(23.4)	3(b)	88.1
Net income (loss) from continuing operations	101.7	(157.6)		(55.9)
Income from discontinued operations, net of tax	—	157.6	3(b)	157.6
Net income	101.7	—		101.7
Less: Net income attributable to noncontrolling interest	112.0	—		112.0
Net loss income attributable to controlling interest	(10.3)	—		(10.3)
Less: Preferred stock dividends, accretion and loss on conversion	73.6	—		73.6
Net loss attributable to common and participating preferred stockholders	$(83.9)	$—		$(83.9)

Amounts attributable to common and participating preferred stockholders:
Net loss from continuing operations, net of tax	$(83.9)	$(131.4)	3(c)	$(215.3)
Net income from discontinued operations, net of tax	—	131.4	3(c)	131.4
Net (loss) income attributable to common and participating preferred stockholders	$(83.9)	$—		$(83.9)

Net loss per common share attributable to controlling interest:
Basic loss from continuing operations	$(0.51)	$(0.81)	3(d)	$(1.32)
Basic income from discontinued operations	—	0.81	3(d)	0.81
Basic	$(0.51)	$—		$(0.51)

Diluted loss from continuing operations	$(0.51)	$(0.81)	3(d)	$(1.32)
Diluted income from discontinued operations	—	0.81	3(d)	0.81
Diluted	$(0.51)	$—		$(0.51)
See accompanying notes to unaudited pro forma condensed combined financial statements.

HRG GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended September 30, 2013, in millions, except per share data

	Historical Condensed Consolidated			Pro Forma Condensed Combined
		FGL Merger Agreement
Revenues:
Net consumer and other product sales	$4,085.6	$—		$4,085.6
Oil and natural gas	90.2	—		90.2
Insurance premiums	58.8	(58.3)	3(b)	0.5
Net investment income	734.7	(666.1)	3(b)	68.6
Net investment gains (losses)	511.6	(547.7)	3(b)	(36.1)
Insurance and investment product fees and other	62.5	(57.5)	3(b)	5.0
Total revenues	5,543.4	(1,329.6)		4,213.8
Operating costs and expenses:
Cost of consumer products and other goods sold	2,695.3	—		2,695.3
Oil and natural gas direct operating costs	44.0	—		44.0
Benefits and other changes in policy reserves	531.8	(496.7)	3(b)	35.1
Selling, acquisition, operating and general expenses	1,216.6	(106.7)	3(b)	1,109.9
Impairments and bad debt expense	58.2	(1.2)	3(b)	57.0
Amortization of intangibles	260.1	(229.0)	3(b)	31.1
Total operating costs and expenses	4,806.0	(833.6)		3,972.4
Operating income (loss)	737.4	(496.0)		241.4
Interest expense	(511.9)	2.5	3(b)	(509.4)
Loss from the change in the fair value of the equity conversion feature of preferred stock	(101.6)	—		(101.6)
Other expense, net	(5.6)	0.1	3(b)	(5.5)
Income (loss) from continuing operations before income taxes	118.3	(493.4)		(375.1)
Income tax expense (benefit)	187.3	(157.9)	3(b)	29.4
Net loss from continuing operations	(69.0)	(335.5)		(404.5)
Income from discontinued operations, net of tax	—	335.5	3(b)	335.5
Net loss	(69.0)	—		(69.0)
Less: Net loss attributable to noncontrolling interest	(23.2)	—		(23.2)
Net loss attributable to controlling interest	(45.8)	—		(45.8)
Less: Preferred stock dividends, accretion and loss on conversion	48.4	—		48.4
Net loss attributable to common and participating preferred stockholders	$(94.2)	$—		$(94.2)

Amounts attributable to controlling interest:
Net loss from continuing operations, net of tax	$(94.2)	$(335.5)	3(c)	$(429.7)
Net income from discontinued operations, net of tax	—	335.5	3(c)	335.5
Net loss attributable to controlling interest	$(94.2)	$—		$(94.2)

Net loss per common share attributable to controlling interest:
Basic loss from continuing operations	$(0.67)	$(2.40)	3(d)	$(3.07)
Basic income from discontinued operations	—	2.40	3(d)	2.40
Basic	$(0.67)	$—		$(0.67)

Diluted loss from continuing operations	$(0.67)	$(2.40)	3(d)	$(3.07)
Diluted income from discontinued operations	—	2.40	3(d)	2.40
Diluted	$(0.67)	$—		$(0.67)
See accompanying notes to unaudited pro forma condensed combined financial statements.

HRG GROUP, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in millions, except per share and share amounts)
1. Significant Accounting Policies
The Company reports a business as held for sale when management has approved or received approval to sell the business and is committed to a formal plan, the business is available for immediate sale, the business is being actively marketed, the sale is anticipated to occur during the next twelve months and certain other specified criteria are met, in accordance with ASC Topic 360, Property, Plant and Equipment (“ASC 360”). A business classified as held for sale is recorded at the lower of its carrying amount or estimated fair value less cost to sell. If the carrying amount of the business exceeds its estimated fair value, a loss is recognized. Assets and liabilities related to a business classified as held for sale are segregated in the consolidated balance sheets in the period in which the business is classified as held for sale. If a business is classified as held for sale after the balance sheet date but before the financial statements are issued or are available to be issued, the business continues to be classified as held for sale and used in those financial statements when issued or when available to be issued. Intercompany transactions between businesses held for sale and businesses held for use that are expected to continue to exist after the sale are presented gross on the balance sheet.
The Company reports the results of operations of a business as discontinued operations if a disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the business is classified as held for sale, in accordance with ASC 360 and ASU 2014-08, Presentation of Financial Statements (Topic 2015) and Property, Plant and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (“ASU 2014-08”). The results of discontinued operations are reported in discontinued operations in the consolidated statements of operations for current and prior periods commencing in the period in which the business meets the criteria of a discontinued operation, and include any gain or loss recognized on closing or adjustment of the carrying amount to fair value less cost to sell. Intercompany transactions between the businesses held for sale and businesses held for use that are expected to continue to exist after the disposal are presented gross on the statement of operations.
The guidance above does not apply to oil and gas properties that are accounted for using the full-cost method of accounting as prescribed by the U.S. Securities and Exchange Commission (Regulation S-X, Rule 4-10, Financial Accounting and Reporting for Oil and Gas Producing Activities Pursuant to the Federal Securities Laws and the Energy Policy and Conservation Act of 1975) unless the disposal represents all or substantially all of a full cost pool as a discontinued operation.
As a result of the FGL Merger Agreement, the Company’s ownership interest in FGL has been classified as held for sale on the balance sheet, FGL’s operations have been classified as discontinued operations and FGL’s results of operations are reported separately for all periods presented as if the FGL Merger Agreement had occurred on September 30, 2015.

2. Pro Forma Adjustments - AAG Acquisition Transactions
(a) The Company’s fiscal year end is September 30 while the AAG fiscal year end is December 31. The AAG historical financial information for the statement of operations covering the period from October 1, 2014 through May 20, 2015, the date the AAG Acquisition was completed, has been derived by adding the unaudited results for the three month period ended March 31, 2015 and the period from April 1, 2015 through May 20, 2015 to the audited results for the fiscal year ended December 31, 2014 and deducting the unaudited results for the nine months ended September 30, 2014, as follows:

	(a)	(b)	(c) = (a) - (b)	(d)	(e)	(c) + (d) + (e)
	Twelve months ended December 31, 2014	Nine months ended September 30, 2014	Three months ended December 31, 2014	Three months ended March 31, 2015	Period from April 1, 2015 - May 20, 2015	Period from October 1, 2014 - May 20, 2015
Revenues:
Net consumer and other product sales	$410.0	$341.6	$68.4	$119.4	$88.0	$275.8
Operating costs and expenses:
Cost of consumer products and other goods sold	226.0	185.2	40.8	68.1	45.5	154.4
Selling, acquisition, operating and general expenses	92.6	74.4	18.2	18.7	46.6	83.5
Impairments and bad debt expense	7.0	—	7.0	—	—	7.0
Amortization of intangibles	47.1	34.6	12.5	12.3	6.8	31.6
Total operating costs and expenses	372.7	294.2	78.5	99.1	98.9	276.5
Operating income (loss)	37.3	47.4	(10.1)	20.3	(10.9)	(0.7)
Interest expense	(71.5)	(52.1)	(19.4)	(19.3)	(46.5)	(85.2)
Other expense, net	(1.3)	(1.0)	(0.3)	(0.4)	(0.4)	(1.1)
(Loss) income from continuing operations before income taxes	(35.5)	(5.7)	(29.8)	0.6	(57.8)	(87.0)
Income tax (benefit) expense	(11.0)	(0.5)	(10.5)	0.2	(1.3)	(11.6)
Net (loss) income	(24.5)	(5.2)	(19.3)	0.4	(56.5)	(75.4)
Less: Net (loss) income attributable to noncontrolling interest	(10.4)	(2.2)	(8.2)	0.2	(24.0)	(32.0)
Net (loss) income attributable to controlling interest	$(14.1)	$(3.0)	$(11.1)	$0.2	$(32.5)	$(43.4)
(b) The Company estimates cost of sales will increase by approximately $18.8 during the first inventory turn subsequent to the acquisition date as a result of the sale of inventory that was written-up to fair value in purchase accounting. This cost has been excluded from the pro forma adjustments as this amount is considered non-recurring.
(c) Adjustment reflects decreased depreciation expense of $0.3 associated with the adjustment to record the AAG property, plant and equipment at fair value for the period from October 1, 2014 through May 20, 2015.
(d) Adjustment reflects decreased amortization expense of $25.1 associated with the adjustment to record the AAG intangible assets at fair value for the period from October 1, 2014 through May 20, 2015.
(e) Adjustment reflects the reversal of $25.5 of pre-acquisition costs incurred by AAG.
(f) Adjustment reflects the reversal of $8.4 of pre-acquisition accelerated stock based compensation incurred by AAG in conjunction with the AAG Acquisition.
(g) Adjustment reflects the reversal of $21.8 of acquisition and integration-related charges incurred of acquisition and integration-related charges incurred by Spectrum Brands in conjunction with the AAG Acquisition.

(h) The transactions resulted in changes to the Company’s debt structure. A substantial portion of the historical AAG debt was repaid in connection with the AAG Acquisition. These changes in the combined debt structure gave rise to interest expense adjustments that resulted in a net decrease to pro forma interest expense $24.1 for the period from October 1, 2014 through May 20, 2015. The adjustments consist of the following:

	Assumed interest rate	Period from October 1, 2014 - May 20, 2015
New SBI 5.75% Notes ($1,000.0)	5.750%	$36.9
May HRG Unsecured Notes - USD ($140.0)	7.750%	7.0
May HRG Secured Notes - USD ($160.0)	7.875%	8.1
April HRG Secured Notes - USD ($100.0)	7.875%	5.1
Amortization of discount on the May HRG Unsecured Notes	—	(0.2)
Amortization of premium on the May HRG Secured Notes and the April HRG Secured Notes	—	2.0
Amortization of debt issuance costs	—	1.7
Total pro forma interest expense		60.6
Less: elimination of interest expense related to prior AAG debt facilities that were repaid		(84.7)
Pro forma adjustment		$(24.1)
(i) Adjustment reflects HRG’s non-controlling interest in Spectrum Brands’ pro forma decrease in income from continuing operations resulting from the transactions using a non-controlling interest factor of 42.5%.
(j) The increase in pro forma interest expense for the May HRG Unsecured Notes, the May HRG Secured Notes and the April HRG Secured Notes will not result in a net impact to HRG’s current and deferred tax expense due to HRG’s existing net operating loss carry forwards in the U.S., for which valuation allowances have been provided. As a result of Spectrum Brands’ valuation allowance, the pro forma adjustments is solely a change in deferred income taxes offset by the change in the valuation and do not have income tax consequences.
(k) Basic and diluted earnings per share were recalculated based on 198,142,363 weighted-average common shares outstanding - basic and diluted for the year ended September 30, 2015.

3. Pro Forma Adjustments - FGL Merger
(a) As a result of the FGL Merger Agreement, the Company’s ownership interest in FGL has been classified as held for sale on the condensed combined balance sheet. These adjustments represent the components of FGL’s assets and liabilities included in the September 30, 2015 combined balance sheet. Such balances reflect intercompany transactions between FGL and other entities consolidated by HRG as they will remain and continue to exist following the closing of the FGL Merger. Below is a summary of the adjustments:

As of September 30, 2015	FGL Held for Sale Classification	Impact of intercompany transactions that will remain and continue to exist following the closing of the FGL Merger	Deferred tax adjustment (1)	Total adjustment due to FGL Merger Agreement
Assets:
Investments	$(18,831.7)	$—	$—	$(18,831.7)
Cash and cash equivalents	(501.8)	—	—	(501.8)
Receivables, net	—	—	—	—
Inventories, net	—	—	—	—
Accrued investment income	(190.7)	—	—	(190.7)
Reinsurance recoverable	(2,351.9)	—	—	(2,351.9)
Deferred tax assets	(194.7)	—	328.8	134.1
Properties, including oil and gas properties, net	(14.4)	—	—	(14.4)
Goodwill	—	—	—	—
Intangibles, including DAC and VOBA, net	(1,048.6)	—	—	(1,048.6)
Other assets (including funds withheld assets)	(82.5)	1,073.9	—	991.4
Assets held for sale	23,216.3	1,769.8	—	24,986.1
Total assets	$—	$2,843.7	$328.8	$3,172.5

Liabilities:
Insurance liabilities	$(21,302.4)	$1,226.8	$—	$(20,075.6)
Debt	(300.0)	330.7	—	30.7
Accounts payable and other current liabilities	(43.7)	1.6	—	(42.1)
Employee benefit obligations	—	—	—	—
Deferred tax liabilities	—	—	328.8	328.8
Other liabilities	(502.9)	11.0	—	(491.9)
Liabilities held for sale	22,149.0	1,273.6	—	23,422.6
Total liabilities	$—	$2,843.7	$328.8	$3,172.5
(1) Included in the deferred tax assets and deferred tax liabilities above is an adjustment of $328.8 that represents the recognition of a deferred tax liability on the Company’s investment in FGL due to its classification as held for sale. The deferred tax liability resulted in a decrease in valuation allowance on deferred tax assets based on the Company’s change in judgment on realizability.
(b) As a result of the FGL Merger Agreement, FGL’s operations were classified as discontinued operations and the results of continuing operations are reported separately for all periods presented. These adjustments represent the components of income attributable to FGL included in the combined statement of operations for the years ended September 30, 2015, 2014 and 2013.
(c) This adjustment reflects non-controlling interest in FGL’s pro forma net income adjustments using a non-controlling interest factor of 19.5% and 19.6% for the years ended September 30, 2015 and 2014, respectively.
(d) Basic and diluted earnings per share were recalculated based on 198,142,363, 162,941,070 and 139,855,645 weighted-average common shares outstanding - basic and diluted for the years ended September 30, 2015, 2014 and 2013, respectively.

4. Pro Forma Adjustments - Compass Transactions
(a) This adjustment represents the decrease in cash and cash equivalents resulting from consideration received, less estimated expenses and repayment of debt (in millions):

Total cash consideration (1)	$151.7
Transaction expenses	(1.9)
Repayment of debt	(147.0)
Net decrease in cash	$2.8
(1) Excludes approximately $1.0 of funds held in escrow as of December 1, 2015 that may be released within 150 days from the transaction close date subject to the successful satisfaction of certain terms and conditions included in the Purchase Agreement.
(b) This adjustment represents the decrease in Compass’ proved oil and natural gas properties following the completion of the Compass Transactions.
(c) This adjustment represents the decrease in debt as a result of the repayment of $147.0 under Compass’ existing credit facility.
(d) This adjustment represents the decrease in royalties payable of $5.4 following the sale of the Holly, Waskom, and Danville assets.
(e) This adjustment represents the decrease in asset retirement obligations following the sale of the Holly, Waskom, and Danville assets.
(f) These adjustments represent the elimination of oil and natural gas revenues; oil and natural gas direct operating costs; and other operating and general expenses, including the pro forma effect on depletion expense attributable to the Holly, Waskom, and Danville assets.
(g) This adjustment represents the change in impairment of oil and natural gas properties related to the pro forma effects of the removal of the Holly, Waskom, and Danville assets’ operations.
(h) This adjustment represents the reduction of interest expense for the effect of the $147.0 repayment of amounts outstanding under the Compass credit facility.
(i) This adjustment represents the change in derivative gains and losses related to the pro forma effects of the removal of the Holly, Waskom, and Danville assets’ operations.
(j) This adjustment represents the estimated net impact on HRG’s stockholders’ equity related to the sale transaction, consisting of a gain on the sale of the Holly, Waskom, and Danville assets of $103.1.
(k) Compass is not directly subject to federal income taxes. Instead, its taxable income or loss is allocated to its individual partners. However due to a full valuation allowance over deferred tax assets at HRG, these losses will not impact the net deferred tax balances.
(l) These adjustments reflect non-controlling interest in Compass’ pro forma net income adjustments using a non-controlling interest factor of 0.5% at September 30, 2015 and 0.3% for the year ended September 30, 2015.
(m) Basic and diluted earnings per share were recalculated based on 198,142,363 weighted-average common shares outstanding - basic and diluted for the year ended September 30, 2015.

DESCRIPTION OF OTHER HRG INDEBTEDNESS
The 7.875% Notes
In December 2012, HRG issued $700.0 million aggregate principal amount of 7.875% Senior Secured Notes due 2019 (the “7.875% Notes”) and in July 2013 HRG issued an additional $225.0 million of the 7.875% Notes under an indenture between Wells Fargo Bank, National Association, as trustee and us, as amended by the first supplemental indenture, dated as of May 23, 2014 (as amended, the “Senior Secured Notes Indenture”). The 7.875% Notes are secured by a first priority lien on substantially all of the assets directly held by us, including stock in our direct subsidiaries (with the exception of Zap.Com Corporation) and our directly held cash and investment securities. On May 30, 2014, we exchanged $320.6 million aggregate principal amount of the 7.875% Notes for $350.0 million aggregate principal amount of additional Notes pursuant to an exchange offer. In April and May 2015, we issued an additional $100.0 million and $160.0 million, respectively, aggregate principal amount of our 7.875% Notes under the Senior Secured Notes Indenture.
We have the option to redeem the 7.875% Notes prior to January 15, 2016 at a redemption price equal to 100% of the principal amount plus a make-whole premium and accrued and unpaid interest to the date of redemption. At any time on or after January 15, 2016, we may redeem some or all of the 7.875% Notes at certain fixed redemption prices expressed as percentages of the principal amount, plus accrued and unpaid interest. At any time prior to January 15, 2016, we may redeem up to 35% of the original aggregate principal amount of the 7.875% Notes with net cash proceeds received by us from certain equity offerings at a price equal to 107.875% of the principal amount of the 7.875% Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption; provided that redemption occurs within 90 days of the closing date of such equity offering, and at least 65% of the aggregate principal amount of the 7.875% Notes remains outstanding immediately thereafter.
The Senior Secured Notes Indenture contains covenants limiting, among other things, and subject to certain qualifications and exceptions, our ability, and, in certain cases, the ability of our subsidiaries, to incur additional indebtedness; create liens; engage in sale-leaseback transactions; pay dividends or make distributions in respect of capital stock; make certain restricted payments; sell assets; engage in transactions with affiliates; or consolidate or merge with, or sell substantially all of our assets to, another person. We are also required to maintain compliance with certain financial tests, including minimum liquidity and collateral coverage ratios that are based on the fair market value of the collateral, including our equity interests in Spectrum Brands and our other subsidiaries. At September 30, 2015, we were in compliance with all covenants under the Senior Secured Notes Indenture.
This description of the 7.875% Notes is qualified in its entirety by reference the Senior Secured Notes Indenture, a copy of which is filed as Exhibit 4.1 to HRG’s Current Report on Form 8-K filed with the SEC on December 26, 2012, the first supplemental indenture, a copy of which is filed as Exhibit 4.1 to HRG’s Current Report on Form 8-K filed with the SEC on May 23, 2014 and the Collateral Trust Agreement, a copy of which is filed as Exhibit 4.5 to HRG’s Registration Statement on Form S-4 filed with the SEC on January 28, 2011.

DESCRIPTION OF NOTES
In this Description of Notes, “HRG” refers only to HRG Group, Inc. (formerly known as “Harbinger Group Inc.”), and any successor obligor on the notes, and not to any of its subsidiaries, “notes” refers to all 7.750% Senior Notes due 2022 that have been issued and are currently outstanding and “additional notes” refers to all additional 7.750% Senior Notes due 2022 that may be issued under the Indenture (as defined below). You can find the definitions of certain terms used in this description of notes under “—Certain Definitions.”
HRG issued the notes under the indenture, dated as of January 21, 2014 (the “Indenture”) between HRG and Wells Fargo Bank, National Association, as trustee. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to Trust Indenture Act of 1939 (the “Trust Indenture Act”). As of September 30, 2015, there were $890.0 million aggregate principal amount of notes outstanding. All notes will vote together as a single class for all purposes of the Indenture and will vote together as one class on all matters with respect to the notes.
The following is a summary of the material provisions of the Indenture. Because this is a summary, it may not contain all the information that is important to you. You should read the Indenture in its entirety because it, and not this description, defines your rights as holders of the notes. A copy of the Indenture is filed as Exhibit 4.1 to the Current Report on Form 8-K filed by HRG on January 21, 2014.
Basic Terms of Notes
The notes are:

•	unsecured unsubordinated obligations of HRG, ranking equally in right of payment with all existing and future unsubordinated debt of HRG;

•	effectively subordinated to all secured debt of HRG to the extent of the value of the collateral securing that debt; and

•	ranked senior in right of payment to all of HRG’s and the Guarantors’ future debt that expressly provides for its subordination to the notes and the Note Guaranties.
Maturity and Interest
The notes will mature on January 15, 2022. Interest on the notes will accrue at the rate of 7.750% per annum. HRG will pay interest on the notes semi-annually in arrears on January 15 and July 15 of each year to holders of record on the immediately preceding January 1 and July 1. Interest on the notes will accrue from the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
HRG will pay interest on overdue principal of the notes at a rate equal to 1.0% per annum in excess of the 7.750% per annum and will pay interest on overdue installments of interest at such higher rate, in each case to the extent lawful.
Additional Notes
Subject to the covenants described below, HRG may issue additional notes under the Indenture in an unlimited principal amount having the same terms in all respects as the notes, or in all respects except with respect to interest paid or payable on or prior to the first interest payment date after the issuance of such notes. The notes and any additional notes will be treated as a single class for all purposes under the Indenture and will vote together as one class on all matters with respect to the notes. Additional notes cannot be issued under the same CUSIP number unless the additional notes and original notes are fungible for U.S. federal income tax purposes.
Guaranties
If any Subsidiary of HRG guarantees any Debt of HRG, such Subsidiary must provide a full and unconditional Note Guaranty.
Each Note Guaranty will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the U.S. Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guaranty could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guaranty. See “Risk Factors—Risks Related to the Notes—Fraudulent transfer statutes may limit your rights as a holder of the Notes.”
The Note Guaranty of a Guarantor will terminate automatically upon:

(1)
a sale, transfer or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (other than to HRG or a Subsidiary of HRG) not prohibited by the Indenture;

(2)	a Guarantor ceases to guarantee any Debt of HRG; or

(3)	defeasance or discharge of the notes, as provided in “—Defeasance and Discharge.”
As of the date hereof, there are no Guarantors.

Ranking
The notes are unsecured unsubordinated obligations of HRG, ranking equally in right of payment with all existing and future unsubordinated Debt of HRG.
As of September 30, 2015:

•	HRG had no debt other than the $864.4 million aggregate principal amount of the 7.875% Notes and the $890.0 million aggregate principal amount of the notes.

•	The 7.875% Notes are effectively senior to the notes to the extent of the value of the collateral securing the 7.875% Notes.

•
Subject to the limits described under “—Certain Covenants—Limitation on Debt and Disqualified Stock” and “—Certain Covenants—Limitation on Liens,” HRG may incur additional Debt, some of which may be secured.

•	The total liabilities of HRG on an unconsolidated and consolidated basis were $1.8 billion and $30.7 billion, respectively.
HRG is organized and intended to be operated as a holding company that owns Equity Interests of various Subsidiaries. It is not expected that future-operating Subsidiaries will guarantee the notes. Claims of creditors of non-guarantor Subsidiaries, including trade creditors, and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred stockholders (if any) of those Subsidiaries generally will have priority with respect to the assets and earnings of those Subsidiaries over the claims of creditors of HRG, including holders of the notes, and holders of minority equity interests in such Subsidiaries will have ratable claims with claims of creditors of HRG. The notes therefore will be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of HRG. As of September 30, 2015, the total liabilities of Spectrum Brands were approximately $5.7 billion, including trade payables. As of September 30, 2015, the total liabilities of FGL were approximately $23.4 billion, including approximately $17.8 billion in annuity contractholder funds, approximately $3.5 billion in future policy benefits and approximately $300.0 million of indebtedness under the FGH Notes. As of September 30, 2015, the total liabilities of HAMCO were approximately $1.4 million and were approximately $379.4 million when consolidated with the Asset Managers. As of September 30, 2015, the total liabilities of HGI Energy were approximately $502.0 million. The Indenture does not limit the incurrence of Debt (or other liabilities) and Disqualified Stock of Subsidiaries that are not Guarantors. See “—Certain Covenants—Limitation on Debt and Disqualified Stock.”
HRG’s ability to pay interest on the notes is dependent upon the receipt of dividends and other distributions from its Subsidiaries. The availability of distributions from its Subsidiaries will be subject to the satisfaction of various covenants and conditions contained in the applicable Subsidiary’s existing and future financing and organizational documents, as well as applicable law, rule and regulation. See the section titled “Risk Factors—Risks Related to the Notes—We are a holding company and our only material assets are our equity interests in our operating subsidiaries and our other investments; as a result, our principal source of revenue and cash flow is distributions from our subsidiaries; our subsidiaries may be limited by law and by contract in making distributions to us.”
Optional Redemption
Except as set forth in this section, the notes are not redeemable at the option of HRG.
At any time and from time to time prior to January 15, 2017, HRG may redeem the notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date.
“Applicable Premium” means, with respect to any note on any redemption date, the greater of

(i)	1.0% of the principal amount of such note; or

(ii)	the excess of:

(a)
the present value at such redemption date of (i) the redemption price of such note at January 15, 2017 (such redemption price being set forth in the table appearing below), plus (ii) all required interest payments due on such note through January 15, 2017 excluding accrued but unpaid interest to the applicable redemption date, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the note.
“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to January 15, 2017; provided, however, that if the period from the redemption date to January 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
At any time and from time to time on or after January 15, 2017, HRG may redeem the notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to the redemption date.

12-month period commencing	Price
January 15, 2017	105.813%
January 15, 2018	103.875%
January 15, 2019	101.938%
January 15, 2020 and thereafter	100.000%
At any time and from time to time prior to January 15, 2017, HRG may redeem notes with the net cash proceeds received by HRG from any Equity Offering at a redemption price equal to 107.750% of the principal amount plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the notes issued under the Indenture (including additional notes); provided that

(1)	in each case the redemption takes place not later than 90 days after the closing of the related Equity Offering, and

(2)	not less than 65% of the aggregate principal amount of the notes issued under the Indenture remains outstanding immediately thereafter.
Selection and Notice
If fewer than all of the notes are being redeemed, the trustee will select the notes to be redeemed pro rata, by lot or by any other method the trustee in its sole discretion deems fair and appropriate in accordance with DTC procedures, in denominations of $2,000 principal amount and higher integral multiples of $1,000. Upon surrender of any note redeemed in part, the holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered note. Once notice of redemption is sent to the holders, notes called for redemption become due and payable at the redemption price on the redemption date, and, commencing on the redemption date, notes redeemed will cease to accrue interest. Any redemption and notice thereof may, at HRG’s discretion, be subject to one or more conditions precedent.
No Sinking Fund
There will be no sinking fund payments for the notes.
Open Market Purchases and Other Purchases
From time to time, HRG or its Affiliates may acquire notes through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemptions or otherwise, upon such terms and at such prices as HRG or its Affiliates (as applicable) may determine (or as may be provided for in the Indenture), which may be more or less than the consideration for which such series of notes are being sold and may be less than the redemption price in effect and could be for cash or other consideration, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture. There can be no assurance as to which, if any, of these alternatives or combinations thereof HRG or its Affiliates may choose to pursue in the future. Any notes held by HRG or its Affiliates shall be disregarded and deemed not to be outstanding when determining whether the holders of the requisite principal amount of the outstanding notes have given, taken or concurred in any direction, waiver or consent or other action.
Certain Covenants
Set forth below are summaries of certain covenants that will be contained in the Indenture. If at any time after the Issue Date that (i) the notes have Investment Grade Ratings by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies,” by each of the then applicable Rating Agencies) and (ii) no Default has occurred and is continuing under the Indenture, HRG and the Guarantors will not be subject to the covenants in the Indenture specifically listed under the following captions in this “Description of Notes” section of this prospectus (the “Suspended Covenants”):
(1) “—Maintenance of Liquidity”;
(2) “—Limitation on Debt and Disqualified Stock”;
(3) “—Limitation on Restricted Payments”;
(4) “—Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries”;
(5) “—Limitation on Asset Sales”;
(6) “—Limitation on Transactions with Affiliates”; and

(7) clause (3) under “—Consolidation, Merger or Sale of Assets.”
In the event that HRG and the Guarantors are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the condition set forth in clause (i) of the first paragraph of this section is no longer satisfied, then HRG and the Guarantors will thereafter again be subject to the Suspended Covenant with respect to future events.
On each Reversion Date, all Debt Incurred during such time as the above referenced covenants are suspended (a “Suspension Period”) prior to such Reversion Date will be deemed to be Debt Incurred pursuant to clause (8) of paragraph (b) under “—Limitation on Debt and Disqualified Stock.” For purposes of calculating the amount available to be made as Restricted Payments under clause (3) of paragraph (a) of “—Limitation on Restricted Payments,” calculations under such covenant shall be made as though such covenant had been in effect during the Suspension Period. Restricted Payments made during the Suspension Period not otherwise permitted pursuant to paragraph (b) of the “—Limitation on Restricted Payments” covenant, or permitted under clauses (1), (10) and (13) of paragraph (b), will reduce the amount available to be made as Restricted Payments under clause (3) of paragraph (a) of such covenant. For purposes of the “—Limitation on Asset Sales” covenant, on the Reversion Date, the amount of Excess Proceeds will be reset to the amount of Excess Proceeds (as defined below) in effect as of the first day of the Suspension Period ending on such Reversion Date. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during a Suspension Period (or on the Reversion Date after a Suspension Period based solely on events that occurred during the Suspension Period).
There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings from the Rating Agencies.
Maintenance of Liquidity
From the Issue Date, HRG and the Guarantors shall maintain an amount in Cash Equivalents that is subject to no Liens (other than Liens under the Security Documents) in an amount equal to HRG’s obligations to pay interest on the notes and all other Debt of HRG and the Guarantors for the next six months. In the case any such Debt bears interest at a floating rate, HRG may assume that the reference interest rate in effect on the applicable date of determination will be in effect for the remainder of such period.
Limitation on Debt and Disqualified Stock

(a)	Neither HRG nor any Guarantor will Incur any Debt.

(b)	Notwithstanding the foregoing, HRG and, to the extent provided below, any Guarantor may Incur the following (“Permitted Debt”):

(1)
Debt of HRG or any Guarantor constituting Secured Obligations; provided that, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Collateral Coverage Ratio is not less than 2.0 to 1.0;

(2)	Debt of HRG or any Guarantor owed to HRG or any Guarantor so long as such Debt continues to be owed to HRG or any Guarantor;

(3)
Unsecured Debt of HRG or any Guarantor; provided that (a) if such Debt is Subordinated Debt, such Subordinated Debt has a Stated Maturity after the Stated Maturity of the notes and (b) on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Total Debt Coverage Ratio is not less than 2.0 to 1.0;

(4)
Debt of HRG pursuant to the notes (other than additional notes, but including the Exchange Notes) and Debt of any Guarantor pursuant to a Note Guaranty of the notes (including additional notes and the Exchange Notes);

(5)
Debt (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the foregoing, for purposes of this clause, “refinance”) then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that

(A)
in case the Debt to be refinanced is Subordinated Debt, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the notes at least to the extent that the Debt to be refinanced is subordinated to the notes,

(B)
the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced, and

(C)	Debt Incurred pursuant to clauses (2), (3), (6), (7), (9), (10), (11), (12) and (13) may not be refinanced pursuant to this clause;

(6)
Hedging Agreements of HRG or any Guarantor entered into in the ordinary course of business for the purpose of managing risks associated with the business of HRG or its Subsidiaries and not for speculation;

(7)
Debt of HRG or any Guarantor with respect to (A) letters of credit and bankers’ acceptances issued in the ordinary course of business and not supporting other Debt, including letters of credit supporting performance, surety or appeal bonds, workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Debt with respect to reimbursement type obligations regarding workers’ compensation claims and (B) indemnification, adjustment of purchase price, earn-out or similar obligations incurred or assumed in connection with the acquisition or disposition of any business or assets;

(8)	Debt of HRG outstanding on the Issue Date (and, for purposes of clause 5(C) not otherwise constituting Permitted Debt);

(9)	Debt of HRG or any Guarantor consisting of Guarantees of Debt of HRG or any Guarantor Incurred under any other clause of this covenant;

(10)	Debt of HRG or any Guarantor Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed $75.0 million;

(11)
Debt arising from endorsing instruments of deposit and from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, in each case, in the ordinary course of business; provided that such Debt is extinguished within five business days of Incurrence;

(12)	Debt of HRG or any Guarantor consisting of the financing of insurance premiums;

(13)	Contribution Debt; and

(14)
Debt, which may include Capital Leases, Incurred on or after the Issue Date no later than 180 days after the date of purchase, or completion of construction or improvement of property, for the purpose of financing all or any part of the purchase price or cost of construction or improvement; provided that the principal amount of any Debt Incurred pursuant to this clause at any time outstanding may not exceed (a) $25.0 million less (b) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause; and

(c)
Notwithstanding any other provision of this covenant, for purposes of determining compliance with this covenant, increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that HRG or a Guarantor may Incur under this covenant. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced (including, for the avoidance of doubt, premium, fees and expenses). The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing.

(d)
In the event that an item of Debt meets the criteria of more than one of the types of Debt described in this covenant, HRG, in its sole discretion, will classify items of Debt and will only be required to include the amount and type of such Debt in one of such clauses and HRG will be entitled to divide and classify an item of Debt in more than one of the types of Debt described in this covenant, and may, at any time after such Incurrence (based on circumstances existing at such time), change the classification of an item of Debt (or any portion thereof) to any other type of Debt described in this covenant at any time. If any Contribution Debt is redesignated as Incurred under any provision other than clause (13) of paragraph (b), the related issuance of Equity Interests may be included in any calculation under paragraph (a)(3)(B) of “—Limitation on Restricted Payments.”

(e)
Neither HRG nor any Guarantor may Incur any Debt that is subordinated in right of payment to other Debt of HRG or the Guarantor unless such Debt is also subordinated in right of payment to the notes or the relevant Note Guaranty on substantially identical terms. This does not apply to distinctions between categories of Debt that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Debt.

Limitation on Restricted Payments

(a)
HRG will not, and, to the extent within HRG’s control, will not permit any of its Subsidiaries (including any Guarantor) to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):

•
declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in HRG’s Qualified Equity Interests) held by Persons other than HRG or any of its Subsidiaries;

•	purchase, redeem or otherwise acquire or retire for value any Equity Interests of HRG or any direct or indirect parent of HRG held by Persons other than HRG or any of its Subsidiaries;

•
repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt of HRG or any Guarantor except a payment of interest or principal at Stated Maturity; or

•	make any Investment in any direct or indirect parent of HRG;
unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(1)	no Default has occurred and is continuing,

(2)	HRG could Incur at least $1.00 of Debt under paragraph (b) (3) under “—Limitation on Debt and Disqualified Stock,” and

(3)	the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to paragraph (c), exceed the sum of

(A)
50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning with the first fiscal quarter commencing after the Issue Date and ending on the last day of HRG’s most recently completed fiscal quarter for which internal financial statements are available, plus

(B)	subject to paragraph (c), the aggregate net cash proceeds and the fair market value of marketable securities or other property received by HRG (other than from a Subsidiary) after the Issue Date
(i)from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of HRG, or
(ii)as a contribution to its common equity (other than Equity Interests sold to a Subsidiary), plus
(C)     $75.0 million.
The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets, as determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors.

(b)	The foregoing will not prohibit:

(1)
the payment of any dividend, or distribution or consummation of a redemption within 60 days after the date of declaration thereof or the giving of the redemption notice, as applicable, if, at the date of declaration or notice such payment would comply with paragraph (a);

(2)
dividends or distributions by the EXCO Joint Venture or a Subsidiary payable, on a pro rata basis or on a basis more favorable than pro rata to HRG, to all holders of any class of Capital Stock of such Person;

(3)	the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of (a) Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt which incurrence occurs within 60 days prior to such repayment, redemption, repurchase, defeasance or other acquisition or retirement for value provided that such repayment would have complied with the provisions of the Indenture on such incurrence date; or (b) Existing Preferred Stock with the proceeds of, or in exchange for, Subordinated Debt or with the proceeds of this offering of notes or other unsecured Debt or with any other available cash, except to the extent such cash is the proceeds of any borrowing incurred after the Issue Date of Debt constituting Secured Obligations; provided, further, that in the case of this clause (b), such Subordinated Debt or other unsecured Debt does not have a Stated Maturity prior to the Stated Maturity of the notes;

(4)
the purchase, redemption or other acquisition or retirement for value of Equity Interests of HRG (including the Existing Preferred Stock) or any direct or indirect parent in exchange for, or out of the proceeds of, (i) an offering (occurring within 60 days of such purchase redemption or other acquisition or retirement for value) of Qualified Equity Interests of HRG or (ii) a contribution to the common equity capital of HRG;

(5)
the making of any Restricted Payment in exchange for, or out of the proceeds of (i) an offering (occurring within 60 days of such Restricted Payment) of Qualified Equity Interests of HRG or (ii) a contribution to the common equity capital of HRG;

(6)
the purchase, redemption or other acquisition or retirement for value of Equity Interests of HRG held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any fiscal year, commencing with the fiscal year during which the Issue Date occurred, does not exceed an aggregate amount equal to the sum of (x) $25.0 million and (y) the amount of Restricted Payments permitted but not made pursuant to this clause (6) in prior fiscal years commencing with the fiscal year during which the Issue Date occurred; provided that no more than $50.0 million may be carried forward from a fiscal year to the next succeeding fiscal year such that the aggregate amount of cash consideration paid pursuant to this clause (6) in any fiscal year shall not exceed $75.0 million;

(7)
the repurchase of any Subordinated Debt at a purchase price not greater than (x) 101% of the principal amount thereof in the event of a change of control pursuant to a provision no more favorable to the holders thereof than “—Repurchase of Notes Upon a Change of Control” or (y) 100% of the principal amount thereof in the event of an Asset Sale pursuant to a provision no more favorable to the holders thereof than “—Limitation on Asset Sales”; provided that, in each case, prior to the repurchase HRG has made an Offer to Purchase and repurchased all notes issued under the Indenture that were validly tendered for payment in connection with the Offer to Purchase;

(8)	Restricted Payments not otherwise permitted hereby in an aggregate amount not to exceed $75.0 million;

(9)
(a) repurchases of Equity Interests deemed to occur upon the exercise of stock options or warrants if the Equity Interests represent all or a portion of the exercise price thereof (or related withholding taxes) and (b) Restricted Payments by HRG to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Equity Interests of HRG in an aggregate amount under this clause (b) not to exceed $1.0 million;

(10)
payment of dividends or distributions on Disqualified Equity Interests of HRG or any Guarantor and payment of any redemption price or liquidation value of any Disqualified Equity Interest when due in accordance with its terms, in each case, to the extent that such Disqualified Equity Interest was permitted to be Incurred in accordance with the provisions of the Indenture; provided that no Restricted Payment may be made pursuant to this clause (10) in connection with, or pursuant to the terms of, the Existing Preferred Stock;

(11)
in the case of any Subsidiary of HRG that, in the ordinary course of its business, makes Investments in private collective investment vehicles (including private collective investment vehicles other than those owned by Permitted Holders), Investments by such Subsidiary in private collective investment vehicles owned or managed by Permitted Holders;

(12)
Payments by HRG used to fund costs, expenses and fees related to (i) the Hardware Acquisition and the EXCO/HRG Closing, (ii) the 7.875% Notes and the issuance of the notes and the use of proceeds therefrom, in each case as disclosed in the offering circular relating to such offering, (iii) the Spectrum Brands Acquisition or (iv) future acquisitions if such costs, expenses and fees are reasonable and customary (as determined in good faith by HRG);

(13)
the payment of dividends on Qualified Equity Interests of up to 8.0% per annum of the greater of the gross proceeds received by HRG from any offering or sale of such Qualified Equity Interests after the Issue Date or the accreted value of such Equity Interests (provided that the aggregate amount of dividends paid on such Qualified Equity Interests shall not exceed the proceeds therefrom received by HRG after the Issue Date); and

(14)
the purchase, redemption or other acquisition or retirement for value of Equity Interests of HRG; provided that the aggregate cash consideration paid therefor in any fiscal year, commencing with the fiscal year ended September 30, 2013, does not exceed an aggregate amount equal to the sum of (x) $20.0 million and (y) the amount of Restricted Payments permitted but not made pursuant to this clause (14) in prior fiscal years commencing with the fiscal year ended September 30, 2013; provided that no more than $10.0 million may be carried forward from a prior fiscal year to any new fiscal year; provided, further, that the aggregate amount of cash consideration paid pursuant to this clause (14) in any fiscal year shall not exceed $75.0 million.

provided that, in the case of clauses (6), (7), (10) and (13) , no Default has occurred and is continuing or would occur as a result thereof.

(c)
Proceeds of the issuance of Qualified Equity Interests will be included under clause (3) of paragraph (a) only to the extent they are not applied as described in clause (4) or (5) of paragraph (b). Restricted Payments permitted pursuant to clauses (2) through (9), (11), (12) and (14) will not be included in making the calculations under clause (3) of paragraph (a).

(d)
For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (14) above, or is entitled to be incurred pursuant to paragraph (a) of this covenant, HRG will be entitled to divide, classify or re-classify (based on circumstances existing at the time of such re-classification) such Restricted Payment (or portion thereof) in any manner that complies with this covenant and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses or the paragraph (a) of this covenant.

(e)
Paragraph (a) of this covenant will not prohibit the payment of dividends pursuant to Section 2(a) of the Certificate of Designation of Series A and Certificate of Designation of Series A-2 governing the Existing Preferred Stock as of the Issue Date.

(f)
HRG and the Guarantors will not directly or indirectly make any Investment in LightSquared; provided that HRG and any Guarantor may acquire Equity Interests in LightSquared (i) solely in exchange for Qualified Equity Interests of HRG or solely as a contribution to the common equity of HRG; or (ii) if, after giving effect to the Investment, the Cash Collateral Coverage Ratio would be at least 2.0 to 1.0.

Limitation on Liens
Neither HRG nor any Guarantor will, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of their property or assets, whether owned at the Issue Date or thereafter acquired, to secure Debt or other obligations that are pari passu with or subordinated in right of payment to the notes or Note Guaranties, if any (other than Permitted Liens), without effectively providing that the notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the notes or any Note Guaranty, prior to) the obligations so secured for so long as such obligations are so secured.
For purposes of determining compliance with this covenant, (A) a Lien securing an item of Debt need not be permitted solely by reference to one category of permitted Liens described in the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Debt, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens described in the definition of “Permitted Liens,” HRG shall, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Debt (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Debt secured by such Lien in one of the clauses of the definition of “Permitted Liens” and such Lien securing such item of Debt will be treated as being Incurred or existing pursuant to only one of such clauses.

With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt provided that such Increased Amount is otherwise permitted to be Incurred. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt described in subclause (7) of the definition of “Debt.”
Limitation on Sale and Leaseback Transactions
Neither HRG nor any Guarantor will enter into any Sale and Leaseback Transaction with respect to any property or asset unless HRG or the Guarantor would be entitled to

(1)	Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to “—Limitation on Debt and Disqualified Stock,” and

(2)	create a Lien on such property or asset securing such Attributable Debt without equally and ratably securing the notes pursuant to “—Certain Covenants—Limitation on Liens,”
in which case, the corresponding Debt and Lien will be deemed Incurred pursuant to those provisions.
Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

(a)
Except as provided in paragraph (b), HRG will not, and, to the extent within HRG’s control, will not permit any Subsidiary to, create or otherwise cause or permit to exist or become effective any encumbrance or restriction of any kind on the ability of any Subsidiary to:

(1)	pay dividends or make any other distributions on any Equity Interests of the Subsidiary owned by HRG or any other Subsidiary;

(2)	pay any Debt or other obligation owed to HRG or any other Subsidiary;

(3)	make loans or advances to HRG or any other Subsidiary; or

(4)	transfer any of its property or assets to HRG or any other Subsidiary.

(b)	The provisions of paragraph (a) do not apply to any encumbrances or restrictions:

(1)
existing on the Issue Date in the Indenture or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(2)	existing under or by reason of applicable law, rule, regulation or order;

(3)
existing with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by HRG or any Subsidiary, which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person (other than Subsidiaries of such Person) and (ii) do not materially adversely affect HRG’s ability to make interest and principal payments on the notes, and any extensions, renewals, replacements, or refinancings of any of the foregoing; provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(4)
of the type described in clause (a)(4) arising or agreed to in the ordinary course of business (i) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license or (ii) by virtue of any Lien on, or agreement to transfer, option or similar right (including any asset sale or stock sale agreement) with respect to any property or assets of, HRG or any Subsidiary;

(5)
with respect to a Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Subsidiary that is not prohibited by “—Limitation on Asset Sales”;

(6)
contained in the terms governing any Debt of any Subsidiary if the encumbrances or restrictions are ordinary and customary for a financing of that type or would not, taken as a whole, materially adversely affect HRG’s ability to make interest and principal payments on the notes;

(7)	required pursuant to the Indenture;

(8)
existing pursuant to customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person (including, for the avoidance of doubt and without limitation, the EXCO Joint Venture);

(9)	consisting of restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(10)	existing pursuant to purchase money and capital lease obligations for property acquired in the ordinary course of business; and

(11)
restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which HRG or any of its Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance solely of the property or assets of HRG or such Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of HRG or such Subsidiary or the assets or property of any other Subsidiary.

For purposes of determining compliance with this covenant, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock or other Preferred Stock shall not be deemed a restriction on the ability to make distributions on Equity Interests and (ii) the subordination of loans or advances made to HRG or any Subsidiary to other Debt Incurred by HRG or any such Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
Repurchase of Notes upon a Change of Control
If a Change of Control occurs, each holder of notes will have the right to require HRG to repurchase all or any part (equal to $2,000 or a higher multiple of $1,000) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, HRG will offer a payment (such payment, a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest thereon, to the date of purchase. Within 30 days following any Change of Control, HRG will mail, or deliver electronically, a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in such notice (the “Change of Control Payment Date”), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered electronically, pursuant to the procedures required by the Indenture and described in such notice. HRG will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, HRG will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.
On or before the Change of Control Payment Date, HRG will, to the extent lawful:

(1)	accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of notes or portions thereof being purchased by HRG.
The paying agent will promptly mail or wire transfer to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any.
A Change of Control will generally constitute a change of control under HRG’s existing debt instruments and any future credit agreements, series of Preferred Stock or other agreements to which HRG or any of its Subsidiaries becomes a party may provide that certain change of control events with respect to HRG would constitute a default under these agreements. HRG’s ability to pay cash to the holders following the occurrence of a Change of Control may be limited by HRG’s then existing financial resources. Moreover, the exercise by the holders of their right to require HRG to purchase the notes could cause a default under other debt, even if the Change of Control itself does not, due to the financial effect of the purchase on HRG. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the notes. See “Risk Factors—Risks Related to the Notes—We may be unable to repurchase the notes upon a change of control.”
HRG will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by HRG and purchases all notes validly tendered and not withdrawn under such Change of

Control Offer or (2) a notice of redemption has been given with respect to all the notes pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.
Notes repurchased by HRG pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and cancelled at the option of HRG. Notes purchased by a third party pursuant to the preceding paragraph will have the status of notes issued and outstanding.
If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and HRG, or any third party making a Change of Control Offer in lieu of HRG as described above, purchases all of the notes validly tendered and not withdrawn by such holders, HRG or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.
A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control or another event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
The provisions under the Indenture relative to HRG’s obligation to make a Change of Control Offer may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of HRG and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of the notes to require HRG to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of HRG and its Subsidiaries taken as a whole to another Person or group may be uncertain.
Under a Delaware Chancery Court interpretation of a change of control repurchase requirement with a continuing director provision, a board of directors may approve a slate of shareholder-nominated directors without endorsing them or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit HRG’s Board of Directors to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such directors would not constitute a “Change of Control” under the Indenture that would trigger the rights of a holder of notes to require a repurchase of the notes pursuant to this covenant.
Limitation on Asset Sales
Neither HRG nor any Guarantor will make any Asset Sale unless the following conditions are met:

(1)	The Asset Sale is for fair market value, as determined in good faith by the Board of Directors.

(2)	At least 75% of the consideration consists of Cash Equivalents received at closing or Replacement Assets. For purposes of this clause (2):

(A)
the assumption by the purchaser, or cancellation, of Debt or other obligations (other than Subordinated Debt) of HRG or a Guarantor pursuant to a customary novation agreement or acknowledgment of such cancellation; provided, however, that such cancellation permanently retires such Debt (and in the case of a revolving credit facility, permanently reduces the commitment thereunder by such amount);

(B)
instruments, securities, obligations or other assets received from the purchaser that are promptly, but in any event within 120 days of the closing, converted by HRG to Cash Equivalents, to the extent of the Cash Equivalents actually so received; and

(C)
any Designated Non-cash Consideration received by HRG or any Guarantor in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed $25.0 million at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be considered Cash Equivalents received at closing.

(3)
Within 450 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used to (a) acquire all or substantially all of the assets of an operating business, a majority of the Voting Stock of another Person that thereupon becomes a Subsidiary engaged in an operating business or to make other Investments in Persons other than Permitted Holders in the ordinary course of business (collectively, “Replacement Assets”), (b) make a capital contribution to a Subsidiary, the proceeds of which are used by such Subsidiary to purchase an operating business, to make capital expenditures or otherwise acquire long-term assets that are to be used in an operating business or to make other Investments in Persons other than Permitted Holders in the ordinary course of business, (c) repay, repurchase or retire secured Debt of HRG or any Guarantor and, if applicable, to correspondingly reduce commitments with respect thereto and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount; and/or (d) repay, repurchase or retire the notes or pari passu Debt and, if applicable, to correspondingly reduce commitments with respect thereto and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount; provided that if the Issuer shall so reduce such pari passu Debt, it will, on a ratable basis, make an Offer to Purchase in accordance with the procedures set forth below to all holders of notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the pro rata principal amount of notes; provided that, in the case of clauses (a) and (b) above, a binding commitment shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment so long as such commitment is entered into with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Cash Proceeds are applied in connection therewith, another Acceptable Commitment (a “Second Commitment”) is entered into within 180 days of such cancellation or termination (or, if later, within 450 days after the receipt of such Net Cash Proceeds); provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Cash Proceeds are applied, then such Net Cash Proceeds shall constitute Excess Proceeds (as defined below).
Following the entering into of a binding commitment with respect to an Asset Sale and prior to the consummation thereof, Cash Equivalents (whether or not actual Net Cash Proceeds of such Asset Sale) used for the purposes described in this clause (3) that are designated as uses in accordance with this clause (3), and not previously or subsequently so designated in respect of any other Asset Sale, shall be deemed to be Net Cash Proceeds applied in accordance with this clause (3).

(4)
The Net Cash Proceeds of an Asset Sale not applied within the time periods set forth in and pursuant to clause (3) shall constitute “Excess Proceeds.” Excess Proceeds of less than $35.0 million will be carried forward and accumulated; provided that until the aggregate amount of Excess Proceeds equals or exceeds $35.0 million, all or any portion of such Excess Proceeds may be used or invested in the manner described in clause (3) above and such invested amount shall no longer be considered Excess Proceeds. When accumulated Excess Proceeds equals or exceeds such amount, HRG must, within 30 days, make an “Offer to Purchase” notes having a principal amount equal to

(A)	accumulated Excess Proceeds, multiplied by

(B)
a fraction (x) the numerator of which is equal to the outstanding principal amount of the notes and (y) the denominator of which is equal to the outstanding principal amount of the notes and all pari passu Debt owed to anyone other than HRG, a Subsidiary or any Permitted Holder similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000.

The purchase price for the notes will be 100% of the principal amount plus accrued interest to the date of purchase. If the Offer to Purchase is for less than all of the outstanding notes and notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, HRG will purchase notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, by lot or any other method that the trustee in its sole discretion deems fair and appropriate with adjustments so that only notes in multiples of $1,000 principal amount will be purchased. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by the Indenture.
An “Offer to Purchase” must be made by written offer, which will specify the principal amount of notes subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “purchase date”) not more than five business days after the expiration date. The offer will also contain instructions and materials necessary to enable holders to tender notes pursuant to the offer.
HRG will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, HRG will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions of this covenant by virtue of such compliance.

Limitation on Transactions with Affiliates

(a)
HRG will not, and, to the extent within HRG’s control, will not permit any Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of HRG (a “Related Party Transaction”), involving payments or consideration in excess of $5.0 million except upon fair and reasonable terms that taken as a whole are no less favorable to HRG or the Subsidiary than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of HRG.

(b)
Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $15.0 million must first be approved by a majority of the relevant Board of Directors who are disinterested in the subject matter of the transaction pursuant to a resolution of such Board of Directors. Prior to entering into any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $25.0 million, HRG must in addition obtain a favorable written opinion from a nationally recognized investment banking, appraisal or accounting firm as to the fairness of the transaction to HRG and its Subsidiaries from a financial point of view.

(c)     The foregoing paragraphs do not apply to

(1)	any transaction between HRG and any of its Subsidiaries or between Subsidiaries of HRG;

(2)
the payment, by HRG or a Subsidiary, of reasonable and customary regular fees and compensation to, and reasonable and customary indemnification arrangements and similar payments on behalf of, directors of HRG or directors of such Subsidiary, respectively, who are not employees of HRG or such Subsidiary, respectively;

(3)	any Restricted Payments if permitted by “—Limitation on Restricted Payments”;

(4)
transactions or payments, including the award of securities, pursuant to any employee, officer or director compensation or benefit plans or arrangements by HRG or a Subsidiary entered into in the ordinary course of business, or approved by the Board of Directors of HRG or such Subsidiary, respectively;

(5)
transactions pursuant to any contract or agreement in effect on the Issue Date, as amended, modified or replaced from time to time so long as the terms of the amended, modified or new agreements, taken as a whole, are no less favorable to HRG and its Subsidiaries than those in effect on the date of the Indenture;

(6)	the entering into of a customary agreement providing registration rights, and the performance of such agreements;

(7)
the issuance of Equity Interests (other than Disqualified Equity Interests) of HRG to any Person or any transaction with an Affiliate where the only consideration paid by HRG or any Subsidiary is Equity Interests (other than Disqualified Equity Interests) of HRG or any contribution to the capital of HRG;

(8)	the entering into of any tax sharing agreement or arrangement or any other transactions undertaken in good faith for the sole purpose of improving the tax efficiency of HRG and its Subsidiaries;

(9)
(A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, (B) transactions with joint ventures entered into in ordinary course of business and consistent with past practice or industry norm (including, for the avoidance of doubt and without limitation, the EXCO Joint Venture) or (C) any management services or support agreement entered into on terms consistent with past practice and approved by a majority of HRG’s or the relevant Subsidiary’s Board of Directors (including a majority of the disinterested directors) in good faith;

(10)
transactions permitted by, and complying with, the provisions of, the “Consolidation, Merger or Sale of Assets” covenant, or any merger, consolidation or reorganization of HRG or a Subsidiary with an Affiliate, solely for the purposes of reincorporating HRG or a Subsidiary in a new jurisdiction;

(11)
(a) transactions between HRG or any of its Subsidiaries and any Person that is an Affiliate solely because one or more of its directors is also a director of HRG or any of its Subsidiaries; provided that such director abstains from voting as a director of HRG or a Subsidiary on any matter involving such other Person or (b) transactions entered into with any of HRG’s or its

Subsidiaries or Affiliates for shared services, facilities and/or employee arrangements entered into on commercially reasonable terms (as determined in good faith by HRG);

(12)	Investments permitted pursuant to clause (11) of “—Limitation on Restricted Payments” on commercially reasonable terms (as determined in good faith by HRG);

(13)
payments by HRG or any Subsidiary to any Affiliate for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are on arms’-length terms and are approved by a majority of the members of the Board of Directors (including a majority of the disinterested directors) in good faith;

(14)
any transaction pursuant to which any Permitted Holder provides HRG and/or its Subsidiaries, at cost, with services, including services to be purchased from third-party providers, such as legal and accounting, tax, consulting, financial advisory, corporate governance, insurance coverage and other services, which transaction is approved by a majority of the members of the Board of Directors (including a majority of the disinterested directors) in good faith;

(15)	the contribution of Equity Interests of Spectrum Brands to HRG or any Subsidiary by a Permitted Holder;

(16)
the entering into of customary investment management contracts between a Permitted Holder and any Subsidiary of HRG that, in the ordinary course of its business, makes Investments in private collective investment vehicles (including private collective investment vehicles other than those owned by Permitted Holders), which investment management contacts are entered into on commercially reasonable terms and approved by a majority of the members of the Board of Directors (including a majority of the disinterested directors) in good faith;

(17)
transactions in which HRG or any Subsidiary, as the case may be, delivers to the Trustee a letter from an independent accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to HRG or such Subsidiary from a financial point of view or meets the requirements of clause (a) above;

(18)
with respect to transactions involving Spectrum Brands, Inc., any transaction that is permitted by the covenant, “Limitation on Transactions with Affiliates” in the indenture governing Spectrum Brands, Inc.’s 6.375% Senior Notes due 2020 and 6.625% Senior Notes due 2022; and

(19)
with respect to transactions involving Fidelity& Guaranty Life Holdings, Inc., any transaction that is permitted by the covenant, “Limitation on Transactions with Affiliates” in the indenture governing the FGH Notes.

Financial Reports

(a)
Whether or not HRG is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, HRG must provide the trustee and noteholders with, or electronically file with the SEC, within the time periods specified in the SEC’s rules and regulations

(1)
all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if HRG were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by HRG’s certified independent accountants, and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if HRG were required to file such reports.
In addition, whether or not required by the SEC, HRG will, if the SEC will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations. In addition, HRG will make the information and reports available to securities analysts and prospective investors upon request.
For so long as any of the notes remain outstanding and constitute “restricted securities” under Rule 144, HRG will furnish to the holders of the notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d) (4) under the Securities Act.
Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report required by this covenant shall be deemed cured (and HRG shall be deemed to be in compliance with this covenant) upon furnishing or filing such report or certification as contemplated by this covenant (but without regard to the date on which such report or certification is so furnished or filed); provided that such cure shall not otherwise affect the rights of the holders under “Default and Remedies” if the principal, premium, if any, and accrued interest (including Additional Interest, if any), have been accelerated in accordance with the terms of the Indenture and such acceleration has not been rescinded or cancelled prior to such cure.
Any subsequent restatement of financial statements shall have no retroactive effect for purposes of calculations previously made pursuant to the covenants contained in the Indenture.
Reports to Trustee
HRG will deliver to the trustee:

(1)
within 120 days after the end of each fiscal year a certificate stating that HRG has fulfilled its obligations under the Indenture or, if there has been a Default, specifying the Default and its nature and status; and

(2)
as soon as reasonably possible and in any event within 30 days after HRG becomes aware or should reasonably become aware of the occurrence of a Default, an Officer’s Certificate setting forth the details of the Default, and the action which HRG proposes to take with respect thereto.

No Investment Company Registration
Neither HRG nor any Guarantor will register, or be required to register, as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
Consolidation, Merger or Sale of Assets
HRG
(a)     HRG will not

•	consolidate with or merge with or into any Person,

•
sell, convey, transfer or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person, or

•	permit any Person to merge with or into HRG,
unless:

(1)
either (x) HRG is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture all of the obligations of HRG under the Indenture and the notes and the registration rights agreement;

(2)	immediately after giving effect to the transaction, no Default has occurred and is continuing;

(3)
immediately after giving effect to the transaction on a pro forma basis, (x) HRG or the resulting surviving or transferee Person would be in compliance with the covenant set forth under “—Certain Covenants—Maintenance of Liquidity” and (y) HRG could Incur at least $1.00 of Debt under paragraph (b) (3) under “—Limitation on Debt and Disqualified Stock”; and

(4)
HRG delivers to the trustee an Officer’s Certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the Indenture;

provided, that clauses (2) and (3) do not apply (i) to the consolidation or merger of HRG with or into a Wholly Owned Subsidiary or the consolidation or merger of a Wholly Owned Subsidiary with or into HRG or (ii) if, in the good faith determination of the Board of Directors of HRG, whose determination is evidenced by a Resolution of HRG’s Board of Directors, the sole purpose of the transaction is to change the jurisdiction of incorporation of HRG.

(b)	HRG shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.

(c)
The foregoing clauses (a) and (b) shall not apply to (i) any transfer of assets by HRG to any Guarantor, (ii) any transfer of assets among Guarantors or (iii) any transfer of assets by a Subsidiary that is not a Guarantor to (x) another Subsidiary that is not a Guarantor or (y) HRG or any Guarantor.

(d)
Upon the consummation of any transaction effected in accordance with these provisions, if HRG is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, HRG under the Indenture and the notes with the same effect as if such successor Person had been named as HRG in the Indenture. Upon such substitution, except in the case of a sale, conveyance, transfer or disposition of less than all its assets, HRG will be released from its obligations under the Indenture and the notes.

Guarantors
No Guarantor may:

•	consolidate with or merge with or into any Person;

•	sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person; or

•	permit any Person to merge with or into the Guarantor,
unless:

(A)	the other Person is HRG or any Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(B)
(1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Guarantor under its Note Guaranty; and (2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C)
the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to HRG or a Subsidiary) otherwise permitted by the Indenture.

Default and Remedies
Events of Default
An “Event of Default” occurs if

(1)	HRG defaults in the payment of the principal of any note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

(2)	HRG defaults in the payment of interest (including any Additional Interest) on any note when the same becomes due and payable, and the default continues for a period of 30 days;

(3)
HRG fails to make an Offer to Purchase or thereafter accept and pay for notes tendered when and as required pursuant to “—Certain Covenants—Repurchase of Notes Upon a Change of Control” or “—Certain Covenants—Limitation on Asset Sales,” or HRG or any Guarantor fails to comply with “—Consolidation, Merger or Sale of Assets”;

(4)
HRG defaults in the performance of or breaches the covenant set forth under “—Certain Covenants—Maintenance of Liquidity” and such default or breach is not cured within 15 days after the date of such default under “—Certain Covenants—Maintenance of Liquidity” (it being understood that the date of default in the case of the covenant tested at the end of a fiscal period is the last day of such fiscal period);

(5)
HRG defaults in the performance of or breaches any other covenant or agreement of HRG in the Indenture or under the notes and the default or breach continues for a period of 60 consecutive days after written notice to HRG by the trustee or to HRG and the trustee by the holders of 25% or more in aggregate principal amount of the notes;

(6)
the failure by HRG or any Significant Subsidiary to pay any Debt (other than intercompany Debt) within any applicable grace period after final maturity or the acceleration of any such Debt by the holders thereof because of a default, in each case, if the total amount of such Debt unpaid or accelerated exceeds $50.0 million;

(7)
one or more final judgments or orders for the payment of money are rendered against HRG or any of its Significant Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $50.0 million (in excess of amounts which HRG’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(8)	certain bankruptcy defaults occur with respect to HRG or any Significant Subsidiary; or

(9)
any Note Guaranty of a Significant Subsidiary ceases to be in full force and effect, other than in accordance the terms of the Indenture, or a Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Note Guaranty.

Consequences of an Event of Default

If an Event of Default, other than a bankruptcy default with respect to HRG, occurs and is continuing under the Indenture, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to HRG (and to the trustee if the notice is given by the holders), may, and the trustee at the request of such holders shall, declare the principal of and accrued interest (including Additional Interest, if any) on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs with respect to HRG, the principal of and accrued interest on the notes then outstanding will become immediately due and payable without any declaration or other act on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding notes by written notice to HRG and to the trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

(1)
all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(2)	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
Except as otherwise provided in “—Consequences of an Event of Default” or “—Amendments and Waivers—Amendments with Consent of Holders,” the holders of a majority in principal amount of the outstanding notes may, by notice to the trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.
In the event of a declaration of acceleration of the notes because an Event of Default described in clause (6) under “Events of Default” has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured, or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and(2) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.
The holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes.
A holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the notes, unless:

(1)	the holder has previously given to the trustee written notice of a continuing Event of Default;

(2)
holders of at least 25% in aggregate principal amount of outstanding notes have made written request to the trustee to institute proceedings in respect of the Event of Default in its own name as trustee under the Indenture;

(3)	holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4)	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)	during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such written request.
Notwithstanding anything to the contrary, the right of a holder of a note to receive payment of principal of or interest on its note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that holder.
If any Default occurs and is continuing and is known to the trustee, the trustee will send notice of the Default to each holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any note, the trustee may withhold the notice if and so long as the trustee in good faith determines that withholding the notice is in the interest of the holders.

No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders
No director, officer, employee, incorporator, member or stockholder of HRG or any Guarantor, as such, will have any liability for any obligations of HRG or such Guarantor under the notes, any Note Guaranty or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Amendments and Waivers
Amendments Without Consent of Holders
HRG and the trustee may amend or supplement the Indenture and the notes without notice to or the consent of any noteholder

(1)	to cure any ambiguity, defect or inconsistency in the Indenture or the notes;

(2)	to comply with “—Consolidation, Merger or Sale of Assets”;

(3)	to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(4)	to evidence and provide for the acceptance of an appointment by a successor trustee;

(5)
to provide for uncertificated notes in addition to or in place of certificated notes; provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code or any successor provision;

(6)
to provide for any Guarantee of the notes, to secure the notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the notes when such release, termination or discharge is permitted by the Indenture;

(7)	to provide for or confirm the issuance of additional notes;

(8)	to make any other change that does not materially and adversely affect the rights of any holder; or

(9)	to conform any provision to the “Description of Notes,” in the January Offering Circular, as certified by an Officer’s Certificate.
Amendments With Consent of Holders

(a)
Except as otherwise provided in “—Default and Remedies—Consequences of an Event of Default” or paragraph (b), HRG and the trustee may amend the Indenture and the notes with the written consent of the holders of a majority in principal amount of the outstanding notes and the holders of a majority in principal amount of the outstanding notes may waive future compliance by HRG with any provision of the Indenture or the notes.

(b)	Notwithstanding the provisions of paragraph (a), without the consent of each holder affected, an amendment or waiver may not

(1)	reduce the principal amount of or change the Stated Maturity of any installment of principal of any note,

(2)	reduce the rate of or change the Stated Maturity of any interest payment on any note,

(3)	reduce the amount payable upon the redemption of any note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any note may be redeemed,

(4)	after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,

(5)	make any note payable in money other than that stated in the note,

(6)
impair the right of any holder of notes to receive any principal payment or interest payment on such holder’s notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,

(7)	make any change in the percentage of the principal amount of the notes required for amendments or waivers,

(8)	modify or change any provision of the Indenture affecting the ranking (as to contractual right of payment) of the notes or any Note Guaranty in a manner adverse to the holders of the notes, or

(9)	release any Note Guaranty other than as permitted by the Indenture.

It is not necessary for noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.
The Indenture provides that, in determining whether the holders of the required principal amount of notes have concurred in any direction, waiver or consent, notes owned by HRG, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with HRG or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only notes outstanding at the time shall be considered in any such determination.
Defeasance and Discharge
HRG may discharge its obligations under the notes and the Indenture by irrevocably depositing in trust with the trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the notes to maturity or redemption within one year, subject to meeting certain other conditions.
HRG may also elect to

(1)
discharge most of its obligations in respect of the notes and the Indenture, not including obligations related to the defeasance trust or to the replacement of notes or its obligations to the trustee (“legal defeasance”) or

(2)
discharge its obligations under most of the covenants and under clause (3) of “—Consolidation, Merger or Sale of Assets—HRG” (and the events listed in clauses (3), (4), (5), (6), (7), (8)(with respect to Significant Subsidiaries only) and (9) under “—Default and Remedies—Events of Default” will no longer constitute Events of Default) (“covenant defeasance”), by irrevocably depositing in trust with the trustee money or U.S. Government Obligations sufficient, in the opinion of an independent firm of certified public accountants to pay principal of and interest on the notes to maturity or redemption and by meeting certain other conditions, including delivery to the trustee of either a ruling received from the Internal Revenue Service or an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case. In the case of legal defeasance, such an opinion could not be given absent a change of law after the date of the Indenture. In the case of either discharge or defeasance, upon any redemption that requires the payment of the Applicable Premium, the amount deposited with the trustee shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption.
In the case of either discharge or defeasance, the Note Guaranties, if any, will terminate.
Concerning the Trustee
Wells Fargo Bank, National Association is the trustee under the Indenture.
Except during the continuance of an Event of Default, the trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the trustee. In case an Event of Default has occurred and is continuing, the trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. No provision of the Indenture will require the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.
The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of any obligor on the notes, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with HRG and its Affiliates; provided that if it acquires any conflicting interest it must either eliminate the conflict within 90 days, apply to the SEC for permission to continue or resign.
Form, Denomination and Registration of Notes
The Notes will be issued in registered form, without interest coupons, in denominations of $2,000 and higher integral multiples of $1,000, in the form of both global notes and certificated notes, as further provided below; provided that Notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by a DTC participant in denominations of less than $2,000.

The trustee is not required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before the mailing, or electronic delivery, of a notice of redemption of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of the Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange of any Note on or after the regular record date and before the date of redemption or purchase. See “-Global Notes” and “-Certificated Notes” for a description of transfer restrictions applicable to the Notes.
No service charge will be imposed in connection with any transfer or exchange of any Note, but HRG may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
Global Notes
Global notes will be deposited with a custodian for DTC, and registered in the name of a nominee of DTC. Beneficial interests in the global notes will be shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global note for all purposes under the Indenture and the Notes. No owner of a beneficial interest in a global note will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants.
Any beneficial interest in one global note that is transferred to a Person who takes delivery in the form of an interest in another global note will, upon transfer, cease to be an interest in such global note and become an interest in the other global note and, accordingly, will thereafter be subject to all transfer restrictions applicable to beneficial interests in such other global note for as long as it remains such an interest.
Investors may hold their beneficial interests in the global notes directly through DTC if they are participants in DTC, or indirectly through organizations which are participants in DTC.
Payments of principal and interest under each global note will be made to DTC’s nominee as the registered owner of such global note. HRG expects that the nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global note as shown on the records of DTC. HRG also expects that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of HRG, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global note or for maintaining or reviewing any records relating to such beneficial interests.
Certificated Notes
If DTC notifies HRG that it is unwilling or unable to continue as depositary for a global note and a successor depositary is not appointed by HRG within 90 days of such notice, or an Event of Default has occurred and the trustee has received a request from DTC, the trustee will exchange each beneficial interest in that global note for one or more certificated notes registered in the name of the owner of such beneficial interest, as identified by DTC.
Same-Day Settlement and Payment
The Indenture requires that payments in respect of the Notes represented by the global notes be made by wire transfer of immediately available funds to the accounts specified by holders of the global notes. With respect to Notes in certificated form, the paying agent will make all payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each holder’s registered address. The Notes represented by the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in the Notes will, therefore, be required by DTC to be settled in immediately available funds. HRG expects that secondary trading in any certificated notes will also be settled in immediately available funds.
Governing Law
The Indenture, including any Note Guaranties, and the notes shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws principles.
Certain Definitions
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Asset Sale” means any sale, lease, transfer or other disposition of any assets by HRG or any Guarantor, including by means of a merger, consolidation or similar transaction and including any sale by HRG or any Guarantor of the Equity Interests of any Subsidiary (each of the above referred to as a “disposition”); provided that the following are not included in the definition of “Asset Sale”:

(1)	a disposition to HRG or a Guarantor, including the sale or issuance by HRG or any Guarantor of any Equity Interests of any Subsidiary to HRG or any Guarantor;

(2)
the disposition by HRG or any Guarantor in the ordinary course of business of (i) Cash Equivalents and cash management investments, (ii) damaged, worn out or obsolete assets, (iii) rights granted to others pursuant to leases or licenses, or (iv) inventory and other assets acquired and held for resale in the ordinary course of business (it being understood that any Equity Interests of any direct Subsidiary of HRG or any Guarantor and the assets of an operating business, unit, division or line of business shall not constitute inventory or other assets acquired and held for resale in the ordinary course of business);

(3)	the sale or discount of accounts receivable arising in the ordinary course of business;

(4)	a transaction covered by “—Consolidation, Merger or Sale of Assets—HRG” or that constitutes a Change of Control;

(5)	a Restricted Payment permitted under, or an Investment not prohibited by “—Certain Covenants—Limitation on Restricted Payments”;

(6)	the issuance of Disqualified Equity Interests pursuant to “—Certain Covenants—Limitation on Debt and Disqualified Stock”;

(7)	any disposition in a transaction or series of related transactions of assets with a fair market value of less than $10.0 million;

(8)
any disposition of Equity Interests of a Subsidiary pursuant to an agreement or other obligation with or to a Person from whom such Subsidiary was acquired or from whom such Subsidiary (having been newly formed in connection with such acquisition) acquired its business and assets, made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(9)	any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(10)	foreclosure or any similar action with respect to any property or other asset of HRG or any of its Subsidiaries;

(11)	dispositions in connection with Permitted Liens; and

(12)
dispositions of marketable securities, other than shares of Spectrum Brands common stock, constituting less than 5% of the Total Assets; provided that such disposition is at fair market value and the consideration consists of Cash Equivalents.

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, at the time of determination, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction determined in accordance with GAAP, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.
“Average Life” means, with respect to any Debt or Disqualified Equity Interests, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or such redemption or similar payment with respect to such Disqualified Equity Interests and (y) the amount of such principal, or redemption or similar payment by (ii) the sum of all such principal, or redemption or similar payments.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d) (3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.
“Board of Directors” means:

(1)
with respect to a corporation, the board of directors of the corporation or, except with respect to the definition of Change of Control, any duly authorized committee thereof having the authority of the full board with respect to the determination to be made;

(2)
with respect to a limited liability company, any managing member thereof or, if managed by managers, the board of managers thereof, or any duly authorized committee thereof having the authority of the full board with respect to the determination to be made;

(3)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.
“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.
“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.
“Cash Collateral Coverage Ratio” means, on any date of determination, the ratio of (i) the Fair Market Value of the Collateral (but only to the extent any Secured Obligations, including, but not limited to, the 7.875% Notes, are secured by a first-priority Lien pursuant to the Security Agreements on such Collateral that is subject to no prior Liens) consisting of Cash Equivalents to (ii) the principal amount of Debt secured by Liens on the Collateral outstanding on such date.
“Cash Equivalents” means

(1)	U.S. dollars, or money in other currencies received in the ordinary course of business;

(2)	U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding one year from the date of acquisition;

(3)
(i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof having capital, surplus and undivided profits in excess of $500.0 million whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s;

(4)
repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within six months after the date of acquisition; and

(6)	money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above.
“Change of Control” means the occurrence of any of the following:

(1)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of HRG and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d) (3) of the Exchange Act) other than a Permitted Holder;

(2)	the adoption of a plan relating to the liquidation or dissolution of HRG;

(3)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate Beneficial Owner, directly or indirectly, of 35% or more of the voting power of the Voting Stock of HRG other than a Permitted Holder; provided that such event shall not be deemed a Change of Control so long as one or more Permitted Holders shall Beneficially Own more of the voting power of the Voting Stock of HRG than such person or group;

(4)	the first day on which a majority of the members of the Board of Directors of HRG are not Continuing Directors;
For purposes of this definition, (i) any direct or indirect holding company of HRG shall not itself be considered a Person for purposes of clauses (1) or (3) above or a “person” or “group” for purposes of clauses (1) or (3) above; provided that no “person” or “group” (other than the Permitted Holders or another such holding company) Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of such company, and a majority of the Voting Stock of such holding company immediately following it becoming the holding company of HRG is Beneficially Owned by the Persons who Beneficially Owned the voting power of the Voting Stock of HRG immediately prior to it becoming such holding company and (ii) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.
“Change of Control” has the meaning assigned to that term in the Indenture governing the notes.

“Change of Control Offer” has the meaning assigned to that term in the Indenture governing the notes.
“Collateral” means all assets of HRG or any Guarantor (including those acquired after the Issue Date).
“Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as the Collateral Agent, or any collateral agent appointed pursuant to the Collateral Trust Agreement.
“Collateral Coverage Ratio” means, at the date of determination, the ratio of (i) the Fair Market Value of the Collateral (but only to the extent any Debt, including, but not limited to, the 7.875% Notes, is secured by a Lien on such Collateral) to (ii) the principal amount of Secured Obligations outstanding on such date.
“Collateral Trust Agreement” means the collateral trust agreement dated as of January 7, 2011 among HRG, the Collateral Agent and the trustee, as amended, restated, supplemented or otherwise modified or replaced from time to time.
“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of HRG and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

(1)
the net income (or loss) of any Person that is not a Guarantor; provided, however, that dividends or other distributions actually paid in cash to HRG or any of the Guarantors by such Person during such period shall be included;

(2)	any net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

(3)	any net after-tax gains or losses attributable to or associated with the extinguishment of Debt or Hedging Agreements;

(4)	the cumulative effect of a change in accounting principles;

(5)
any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights;

(6)
to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption;

(7)
any expenses or charges related to any issuance of Equity Interests, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Debt (including amortization or write offs of debt issuance or deferred financing costs, premiums and prepayment penalties), in each case, whether or not successful, including any such expenses or charges attributable to the issuance and sale of the notes and the consummation of the exchange offer pursuant to the registration rights agreement;

(8)
any expenses or reserves for liabilities to the extent that HRG or any Subsidiary is entitled to indemnification therefor under binding agreements; provided that any liabilities for which HRG or such Subsidiary is not actually indemnified shall reduce Consolidated Net Income in the period in which it is determined that HRG or such Subsidiary will not be indemnified;

(9)
to the extent specifically included in the unconsolidated Statement of Operations of HRG, (a) unrealized gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP shall be excluded (until realized, at which time such gains or losses shall be included); and (b) unrealized gains and losses with respect to hedging obligations for currency exchange risk shall be excluded (until realized, at which time such gains or losses shall be included); and

(10)
to the extent specifically included in the unconsolidated Statement of Operations of HRG, any charges resulting from the application of FASB ASC 350, Intangibles—Goodwill and Other, ASC 815, Accounting for Derivative Instruments and Hedging Activities, Accounting Standards Codification Topic 360-10-35-15, Impairment or Disposal of Long-Lived Assets, Accounting Standards Codification Topic 480-10-25-4, Distinguishing Liabilities from Equity—Overall Recognition, or Accounting Standards Codification Topic 820 Fair Value Measurements and Disclosures, the amortization of intangibles arising pursuant to FASB ASC 805, Business Combinations, non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 Debt—Debt with Conversion Options—Recognition, and any non-cash income tax expense that results from the inability to include deferred tax liabilities related to indefinite lived intangible assets as future reversals of temporary differences under FASB ASC 740-10-30-18, non-cash charges arising from the springing maturity feature of any Debt, and restructuring and related charges and acquisition and related integration charges.
“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of HRG who:

(1)	was a member of such Board of Directors on the Issue Date or

(2)
was nominated for election or elected to such Board of Directors with the approval of the Permitted Holders or a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Contribution Debt” means Debt or Disqualified Equity Interests of HRG or any Guarantor with a Stated Maturity after the Stated Maturity of the notes in an aggregate principal amount or liquidation preference not greater than (i) half (in the case of Debt referred to in clause (1) below), (ii) 100% (in the case of unsecured Debt other than Subordinated Debt or Disqualified Equity Interests) and (iii) twice (in the case of Subordinated Debt that is not Secured Debt), the aggregate gross amount of cash proceeds received from the issuance and sale of Qualified Equity Interests of HRG or a capital contribution to the common equity of HRG; provided that:

(1)
Contribution Debt may be secured by Liens on the Collateral (provided that no such Contribution Debt may be so secured unless, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, (x) HRG is in compliance with the covenant set forth under “—Certain Covenants—Maintenance of Liquidity” and (y) the Collateral Coverage Ratio is not less than 2.0 to 1.0;

(2)
such cash has not been used to make a Restricted Payment and shall thereafter be excluded from any calculation under paragraph (a)(3)(B) under “—Certain Covenants—Limitation on Restricted Payments” (it being understood that if any such Debt or Disqualified Stock Incurred as Contribution Debt is redesignated as Incurred under any provision other than paragraph (b)(13) of the “Limitation on Debt and Disqualified Stock” covenant, the related issuance of Equity Interests may be included in any calculation under paragraph (a)(3)(B) in the “Limitation on Restricted Payments” covenant); and

(3)
such Contribution Debt (a) is Incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Debt pursuant to an Officer’s Certificate on the Incurrence date thereof.

Any cash received from the issuance and sale of Qualified Equity Interests of HRG or a capital contribution to the common equity of HRG may only be applied to incur secured Debt pursuant to clause (i) of the first paragraph above, unsecured Debt other than Subordinated Debt or Disqualified Equity Interests pursuant to clause (ii) of such paragraph or Subordinated Debt that is not Secured Debt pursuant to clause (iii) of such paragraph. For example, if HRG issues Qualified Equity Interests and receives $100 of cash proceeds, HRG may either incur $50 of secured Debt (subject to the conditions set forth in such clause (i)), $100 of unsecured Debt other than Subordinated Debt or Disqualified Equity Interests, or $200 of Subordinated Debt that is not Secured Debt, but may not incur $50 of Secured Debt, $100 of unsecured Debt other than Subordinated Debt and $200 of Subordinated Debt that is not Secured Debt.
“Debt” means, with respect to any Person, without duplication,

(1)	all indebtedness of such Person for borrowed money;

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)
all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables;

(4)
all obligations of such Person to pay the deferred and unpaid purchase price of property or services which would have been recorded as liabilities under GAAP, excluding trade payables arising in the ordinary course of business;

(5)	all obligations of such Person as lessee under Capital Leases (other than the interest component thereof);

(6)	all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(7)	to the extent not otherwise included, all Debt of other Persons secured by a Lien on any asset of such person, whether or not such Debt is assumed by such Person;

(8)	all obligations of such Person under Hedging Agreements; and

(9)	all Disqualified Equity Interests of such Person;
provided, however, that notwithstanding the foregoing, Debt shall be deemed not to include (1) deferred or prepaid revenues, (2) any liability for federal, state, local or other taxes owed or owing to any governmental entity or (3) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money.

The amount of Debt of any Person will be deemed to be:

(A)	with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(B)
with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

(C)	with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(D)	with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and

(E)	otherwise, the outstanding principal amount thereof.
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
“Designated Non-cash Consideration” means any non-cash consideration received by HRG or a Guarantor in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate executed by an officer of HRG or such Guarantor at the time of such Asset Sale. Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents (which shall be considered Net Cash Proceeds of an Asset Sale when received).
“Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are:

(1)	required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the notes for consideration other than Qualified Equity Interests, or

(2)	convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;
provided that (i) only the portion of the Equity Interests which is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to the Stated Maturity of the notes shall be deemed to be Disqualified Equity Interests, (ii) if such Equity Interests are issued to any employee or to any plan for the benefit of employees of HRG or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by HRG in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (iii) Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the notes if those provisions:

(A)	are no more favorable to the holders of such Equity Interests than “—Certain Covenants—Limitation on Asset Sales” and “—Certain Covenants—Repurchase of Notes Upon a Change of Control,” and

(B)	specifically state that repurchase or redemption pursuant thereto will not be required prior to HRG’s repurchase of the notes as required by the Indenture.
“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.
“Domestic Subsidiary” means any Subsidiary formed under the laws of the United States of America or any jurisdiction thereof.
“DTC” means The Depository Trust Company.
“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.
“Equity Offering” means a primary offering, whether by way of private placement or registered offering, after the Issue Date, of Qualified Stock of HRG other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“EXCO Joint Venture” means Compass Production Partners, LP and any successor and the transactions relating to the formation and governance of such joint venture, as described in HRG’s Annual Report on Form 10-K for the year ended September 30, 2013.
“EXCO HRG/Closing” means the transactions relating to the formation and governance of the EXCO Joint Venture, pursuant to the Unit Purchase and Contribution Agreement, dated as of November 5, 2012, by and among EXCO Resources, Inc., EXCO Operating Company, LP, Compass JV Assets, LLC and HGI Energy, LLC.
“Existing Preferred Stock” means HRG’s Series A Participating Convertible Preferred Stock and Series A-2 Participating Convertible Preferred Stock outstanding on the Issue Date and any accretion thereafter.
“Fair Market Value” means:

(i)
in the case of any Collateral that (a) is listed on a national securities exchange or (b) is actively traded in the over-the-counter-market and represents equity in a Person with a market capitalization of at least

$500.0 million on each trading day in the preceding 60 day period prior to such date, the product of (a) (i) the sum of the volume weighted average prices of a unit of such Collateral for each of the 20 consecutive trading days immediately prior to such date, divided by (ii) 20, multiplied by (b) the number of units pledged as Collateral;

(ii)
in the case of any Collateral that is not so listed or actively traded (other than Cash Equivalents), the fair market value thereof (defined as the price that would be negotiated in an arms’-length transaction for cash between a willing buyer and willing seller, neither of which is acting under compulsion), as determined by a written opinion of a nationally recognized investment banking, appraisal, accounting or valuation firm that is not an Affiliate of HRG; provided that (i) such written opinion may be based on a desktop appraisal conducted by such banking, appraisal, accounting or valuation firm for any date of determination that is not the end of the fiscal year for HRG and (ii) the fair market value thereof determined by such written opinion may be determined as of a date as early as 30 days prior to the end of the applicable fiscal period on which a covenant is required to be tested (the end of such period being referred to as the “Test Date”); and

(iii)     in the case of Cash Equivalents, the face value thereof.
The “volume weighted average price” means the per share of common stock (or per minimum denomination or unit size in the case of any security other than common stock) volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page for the “<equity> AQR” page corresponding to the “ticker” for such common stock or unit (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of such common stock (or per minimum denomination or unit size in the case of any security other than common stock) on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the trustee). The “volume weighted average price” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
In the case of any assets referenced in clause (ii) above tested on a date of determination other than in connection with a Test Date, for purposes of calculating compliance with a covenant, HRG will be permitted to rely on the value as determined by the written opinion given for the most recently completed Test Date.
For the avoidance of doubt:

(i)
if HRG will be in compliance with an applicable covenant at a Test Date even if an asset constituting Collateral had no value, it shall not be required to obtain an appraisal of such Collateral (in which case such Collateral shall be assumed to have no value for such purpose); and

(ii)
if HRG will be in compliance with an applicable covenant at a Test Date if an asset constituting Collateral has a minimum specified value, an appraisal establishing that such Collateral is worth at least such minimum specified value shall be sufficient (in which case such Collateral shall be assumed to have such minimum specified value for such purpose).

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantor” means each Subsidiary that executes a supplemental indenture providing for the guaranty of the payment of the notes, or any successor obligor under its Note Guaranty pursuant to “Consolidation, Merger or Sale of Assets,” in each case unless and until such Guarantor is released from its Note Guaranty pursuant to the Indenture.
“Hardware Acquisition” means the acquisition of the HHI business pursuant to the Acquisition Agreement, dated October 8, 2012, by and between Spectrum Brands, Inc. and Stanley Black& Decker, Inc., and the other transactions ancillary to or contemplated by such agreement and the payment of the costs in respect thereof, which occurred on or about December 17, 2012 and on or about April 8, 2013.
“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to manage fluctuations in interest rates, (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to manage fluctuations in foreign exchange rates or (iii) any commodity swap, forward contract or other agreement designed to manage fluctuations in commodity prices.
“Incur” and “Incurrence” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Guarantor on any date after the date of the Indenture, the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of “—Certain Covenants—Limitation on Debt and Disqualified Stock,” but will not be considered the sale or issuance of Equity Interests for purposes of “—Certain Covenants—Limitation on Asset Sales.” The accrual of interest, accretion of original issue discount or payment of interest in kind or the accretion, accumulation or payment in kind of dividends on any Equity Interests, will not be considered an Incurrence of Debt.
“Investment” means

(1)	any direct or indirect advance, loan or other extension of credit to another Person,

(2)	any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

(3)
any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

(4)	any Guarantee of any obligation of another Person.
“Investment Grade Ratings” means a rating of BBB- or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by another Rating Agency.
“Issue Date” means January 21, 2014, the date on which notes were first issued under the Indenture.
“January Offering Circular” means the confidential offering circular, dated January 15, 2014, relating to the initial issuance of the notes.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of

(1)	brokerage commissions, underwriting commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants, consultants and investment bankers;

(2)	provisions for taxes as a result of such Asset Sale taking into account the consolidated results of operations of HRG and its Subsidiaries;

(3)
payments required to be made to holders of minority interests in Subsidiaries as a result of such Asset Sale or (except in the case of Collateral) to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold;

(4)
appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash; and

(5)	payments of unassumed liabilities (not constituting Debt) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale.
“Note Guaranty” means the guaranty of the notes by a Guarantor pursuant to the Indenture.
“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.
“Officer’s Certificate” means a certificate signed in the name of HRG by the chairman of the Board of Directors, the president, chief executive officer, the chief operating officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary, of HRG.

“Permitted Collateral Liens” means: (1) Liens on the Collateral to secure Obligations in respect of the 7.875% Notes (excluding any additional notes); (2) Liens on the Collateral to secure Obligations in respect of Debt Incurred pursuant to clause (1), (2) or (13) of the definition of Permitted Debt; and (3) Liens to secure any Permitted Refinancing Debt (or successive Permitted Refinancing Debt) as a whole, or in part, of any Obligations secured by any Lien referred to in clauses (1) or (2) of this definition.
“Permitted Holders” means

(1)	each of Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd;

(2)
any Affiliate of any Person specified in clause (1), other than another portfolio company thereof (which means a company (other than HRG and its investees) actively engaged in providing goods and services to unaffiliated customers) or a company controlled by a “portfolio company”; or

(3)
any Person both the Capital Stock and the Voting Stock of which (or in the case of a trust, the beneficial interests in which) are owned 50% or more by Persons specified in clauses (1) or (2) or any group in which the Persons specified in clauses (1) and (2) own more than a majority of the Voting Stock and Capital Stock held by such group.

“Permitted Liens” means

(1)	Liens existing on the Issue Date not otherwise permitted;

(2)	Permitted Collateral Liens;

(3)
pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

(4)	Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

(5)
Liens in respect of taxes and other governmental assessments and charges which are not yet delinquent or which are being contested in good faith by appropriate proceedings; provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(6)
Liens incurred in the ordinary course of business not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of HRG and the Guarantors;

(7)
Liens on property of a Person at the time such Person becomes a Guarantor; provided such Liens were not created in contemplation thereof and do not extend to any other property of HRG or any other Guarantor (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(8)
Liens on property or the Equity Interests of any Person at the time HRG or any Guarantor acquires such property or Person, including any acquisition by means of a merger or consolidation with or into HRG or a Guarantor of such Person; provided such Liens were not created in contemplation thereof and do not extend to any other property of HRG or any Guarantor;

(9)	Liens securing Debt or other obligations of HRG or a Guarantor to HRG or a Guarantor;

(10)
Liens securing obligations under Hedging Agreements not incurred in violation of the Indenture; provided that, with respect to Hedging Agreements relating to Debt for borrowed money, such Debt is permitted under the Indenture and such Liens only extend to the same property securing such Debt;

(11)
extensions, renewals or replacements of any Liens referred to in clauses (1), (7), or (8) in connection with the refinancing of the obligations secured thereby; provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt,” the amount secured by such Lien is not increased;

(12)	other Liens securing obligations in an aggregate amount not exceeding $20.0 million;

(13)	licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(14)	Liens securing office leases and office furniture and equipment (including letters of credit or guarantees for such purpose) in an aggregate amount not to exceed $5.0 million;

(15)	Liens on property securing Debt permitted pursuant to clause (b) (14) of “—Certain Covenants—Limitation on Debt and Disqualified Stock”;

(16)	Liens consisting of deposits made in the ordinary course of business to secure liability to insurance carriers; and

(17)
Liens arising by virtue of any statutory or common law provisions relating to bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.
“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.
“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.
“Rating Agencies” means S&P and Moody’s; provided that if either S&P or Moody’s (or both) shall cease issuing a rating on the notes for reasons outside the control of HRG, HRG may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).
“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.
“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.
“SEC” means the Securities and Exchange Commission.
“Secured Obligations” means any Debt secured by Liens on Collateral.
“Security and Pledge Agreement” means the security and pledge agreement dated as of January 7, 2011 among HRG, the Guarantors party thereto and the Collateral Agent, as amended, restated, supplemented or otherwise modified or replaced from time to time.
“Security Documents” means (i) the Security and Pledge Agreement, (ii) the Collateral Trust Agreement and (iii) the security documents granting a security interest in any assets of any Person to secure the Obligations under the 7.875% Notes and the related guarantees, as each may be amended, restated, supplemented or otherwise modified or replaced from time to time.
“Significant Subsidiary” means any Subsidiary, or group of Subsidiaries, that would, taken together, be a “significant subsidiary” as defined in Article1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date.
“Spectrum Brands Acquisition” means the business combination of Spectrum Brands and Russell Hobbs, Inc. pursuant to the Agreement and Plan of Merger, dated as of February 9, 2010, as amended, by and among Spectrum Brands Holdings, Russell Hobbs, Spectrum Brands, Battery Merger Corp. and Grill Merger Corp, and the other transactions ancillary to or contemplated by such agreement and the payment of the costs in respect thereof, which occurred on or about June 16, 2010.
“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.
“Subordinated Debt” means any Debt of HRG or any Guarantor which is subordinated in right of payment to the notes or the Note Guaranty, as applicable, pursuant to a written agreement to that effect.
“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of HRG.
“Total Assets” means the total assets of HRG and its Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of HRG.
“Total Debt Coverage Ratio” means, at the date of determination, the ratio of (i) the Fair Market Value of the Collateral to (ii) the total Debt of HRG and the Guarantors outstanding on such date.
“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof; provided that the full faith and credit of the United States of America is pledged in support thereof.
“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
“Wholly Owned” means, with respect to any Subsidiary, a Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by HRG and one or more Wholly Owned Subsidiaries (or a combination thereof).

PLAN OF DISTRIBUTION
This prospectus may be used by Jefferies in connection with offers and sales of the Notes in market-making transactions effected from time to time. Market-making transactions may occur in the open market or may be privately negotiated at prevailing market prices at a time of resale or at related or negotiated prices. In these transactions, Jefferies may act as principal or agent, including as agent for the counterparty in a transaction in which Jefferies acts as principal, or as agent for both counterparties in a transaction in which Jefferies does not act as a principal. Jefferies may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.
We will not receive any proceeds from these market-making transactions.
Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.
Jefferies does not have any obligation to make a market in the Notes, and Jefferies may discontinue market-making activities at any time without notice.
Jefferies, a wholly owned subsidiary of Leucadia National Corporation, which through subsidiaries beneficially owns approximately 23% of the outstanding common stock of HRG, acted as one of the initial purchasers for the initial issuance of the Notes and the initial issuance of the 7.875% Notes. Jefferies has: (i) in the past engaged, and may in the future engage, in transactions with us and our affiliates; and (ii) in the past performed, and may in the future perform, services (including commercial banking, financial advisory and investment banking services) for us and our affiliates; each within the ordinary course of business, for which they have received, and may in the future receive, customary fees and expenses.

LEGAL MATTERS
The validity of the Notes offered and sold pursuant to this prospectus has been passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

EXPERTS
The consolidated balance sheets of HRG Group, Inc. and subsidiaries as of September 30, 2015 and 2014, and the related consolidated statements of operations, comprehensive (loss) income, shareholders' equity, and cash flows for each of the years in the three-years ended September 30, 2015 and the related financial statement schedules and management’s assessment of the effectiveness of financial reporting as of September 30, 2015, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Armored AutoGroup Parent Inc. as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, incorporated by reference herein from Exhibit 99.1 to HRG Group, Inc.’s Current Report on Form 8-K dated May 11, 2015, filed with the Securities and Exchange Commission, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The information relating to Compass’ proved oil and gas reserve quantities, as of September 30, 2015, incorporated by reference herein, was derived solely from a reserves report dated October 1, 2015, prepared by Lee Keeling & Associates, Inc., independent consulting petroleum engineers, in reliance on the authority of such firm as experts in the oil and gas industry.

WHERE YOU CAN FIND MORE INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.
We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Exchange Act. You may read and copy any materials that we file with the SEC at the SEC Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site that contains the reports, proxy and information statements and other information that we and other issuers file electronically with the SEC. The SEC’s Internet website address is http://www.sec.gov. You can also obtain information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION OF DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important business and financial information to you by referring you to those documents.

•
Our (i) Annual Report on Form 10-K for the year ended September 30, 2015, filed with the SEC on November 20, 2015 (as amended, the “2015 Annual Report”); and (ii) Amendment Number 1 to the 2015 Annual Report on Form 10-K/A, filed with the SEC on January 13, 2016;

•	Current Reports on Form 8-K filed with the SEC on May 11, 2015, October 14, 2015, December 3, 2015, December 28, 2015 and January 21, 2016;

•	Current Reports on Form 8-K/A filed with the SEC on August 6, 2015 and December 7, 2015; and

•
Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC) after the date of this prospectus.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Ehsan Zargar, Senior Vice President, General Counsel and Corporate Secretary, HRG Group, Inc., 450 Park Avenue, 29th Floor, New York, NY 10022, Telephone No. (212) 906-8555.
Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following statement sets forth the expenses and costs expected to be incurred by HRG, Group Inc. (“HRG”) in connection with the distribution of our common stock being registered in this registration statement. The selling stockholders will not bear any portion of such expenses. All amounts other than the SEC registration fee are estimates.

SEC Registration Fee	$—
Printing fees and expenses	—
Legal Fees and Expenses	30,000
Accounting and Auditor Fees and Expenses	17,500
Miscellaneous	—
Total	$47,500
Item 15. Indemnification of Directors and Officers.
Certificate of Incorporation
Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, provides that a corporation may indemnify directors and officers, as well as employees and agents, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, that are actually and reasonably incurred in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification if the person seeking indemnification has been found liable to the corporation. The statute provides that it is not excluding other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.
The certificate of incorporation of HRG (the “Certificate of Incorporation”) provides that the personal liability of the directors of HRG is eliminated to the fullest extent permitted by the DGCL. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of HRG shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
The Certificate of Incorporation also contains an indemnification provision that provides that HRG shall have the power, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended or supplemented, to indemnify any person by reason of the fact that the person is or was a director, officer, employee or agent of HRG, or is or was serving at the request of HRG as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
The Certificate of Incorporation also provides that neither any amendment nor repeal of the indemnification or the exculpation provision thereof, nor the adoption of any provision of the Certificate of Incorporation inconsistent with the indemnification or the exculpation provision thereof, whether by amendment to the Certificate of Incorporation or by merger, reorganization, recapitalization or other corporate transaction having the effect of amending the Certificate of Incorporation, shall eliminate or reduce the effect of the indemnification or the exculpation provision in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for the indemnification or the exculpation provision, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
By-laws
HRG’s by-laws (the “By-laws”) provide that each person who is or was a director of HRG shall be indemnified and advanced expenses by HRG to the fullest extent permitted from time to time by the DGCL as it existed on the date of the adoption of the By-laws or as it may thereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits HRG to provide broader indemnification rights than said law permitted HRG to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. HRG may, by action of its board of directors, provide indemnification and advance expenses to officers, employees and agents (other than directors) of HRG, to directors,

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officers, employees or agents of a subsidiary, and to each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of HRG (each of the foregoing persons, a “Covered Person”) with the same scope and effect as the foregoing indemnification of directors of HRG. HRG shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by HRG’s board of directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by the By-laws or otherwise by HRG. Without limiting the generality or the effect of the foregoing, HRG may enter into one or more agreements with any person which provide for indemnification or advancement of expenses greater or different than that provided in the By-laws.
The By-laws also contain a provision that provides that any right to indemnification or to advancement of expenses of any Covered Person arising pursuant to the By-laws shall not be eliminated or impaired by an amendment to or repeal of the By-laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.
To the extent and in the manner permitted by law, HRG also has the right to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.
Indemnification Agreements
HRG enters into indemnification agreements with its directors and officers which may, in certain cases, be broader than the specific indemnification provisions contained in its Certificate of Incorporation and By-laws. The indemnification agreements may require HRG, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors, officers or employees of HRG and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.
Liability Insurance
In addition, HRG maintains liability insurance for its directors and officers. This insurance provides for coverage, subject to certain exceptions, against loss from claims made against directors and officers in their capacity as such, including claims under the federal securities laws.
Item 16. Exhibits.
See the Exhibit Index immediately following the signature pages included in this Registration Statement.
Item 17. Undertakings.
(a)     The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post−effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-B

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-C

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 4, 2016.
HRG Group, Inc.

By:	/s/ George C. Nicholson Name: George C. Nicholson Title: Senior Vice President, Acting Chief Financial Officer and Chief Accounting Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Omar M. Asali, George C. Nicholson, or Ehsan Zargar or any of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on February 4, 2016 by the following persons in the capacities indicated.

Signature	Title

/s/ Omar M. Asali	President, Chief Executive Officer and Director (Principal Executive Officer)
Omar M. Asali

/s/ George C. Nicholson	Senior Vice President, Chief Accounting Officer, and Acting Chief Financial Officer (Principal Financial Officer)
George C. Nicholson

/s/ David M. Maura	Managing Director, Executive Vice President of Investments and Director
David M. Maura

/s/ Joseph S. Steinberg	Chairman of the Board of Directors
Joseph S. Steinberg

/s/ Eugene I. Davis	Director
Eugene I. Davis

/s/ Curtis Glovier	Director
Curtis Glovier

/s/ Frank Ianna	Director
Frank Ianna

/s/ Gerald Luterman	Director
Gerald Luterman

/s/ Andrew Whittaker	Director
Andrew Whittaker

EXHIBIT INDEX
Effective March 9, 2015, we changed our name from Harbinger Group Inc. to HRG Group, Inc.

Exhibit Number	Description
4.1
Indenture governing the 7.875% Senior Secured Notes due 2019, dated as of December 24, 2012, by and between Harbinger Group Inc. and Wells Fargo, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 26, 2012 (File No.1-4219)).

4.2
First Supplemental Indenture, dated as of May 23, 2014, to the Indenture dated as of December 24, 2012, by and between Harbinger Group Inc. and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed May 23, 2014 (File No. 1-4219)).

4.3
Security and Pledge Agreement, dated as of January 7, 2011, by and between Harbinger Group Inc. and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-4 filed January 28, 2011, as amended (File No. 333-171924)).

4.4
Collateral Trust Agreement, dated as of January 7, 2011, by and between Harbinger Group Inc. and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-4 filed January 28, 2011, as amended (File No. 333-171924)).

4.5
Indenture governing the 7.750% Senior Notes due 2022, dated as of January 21, 2014, by and between Harbinger Group Inc. and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 21, 2014 (File No. 1-4219)).

4.6
Registration Rights Agreement, dated as of April 14, 2015, by and between HRG Group, Inc. and the initial purchasers named therein (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed April 15, 2015 (File No. 1-4219)).

4.7
Registration Rights Agreement, dated as of May 19, 2015, by and between HRG Group, Inc. and the initial purchasers named therein (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed May 26, 2015 (File No. 1-4219)).

4.8
Registration Rights Agreement, dated as of May 19, 2015, by and between HRG Group, Inc. and the initial purchasers named therein (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed May 26, 2015 (File No. 1-4219)).

4.9
Certificate of Designation of Series A Participating Convertible Preferred Stock of Harbinger Group Inc., adopted on May 12, 2011 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed May 13, 2011 (File No.1-4219)).

4.10
Certificate of Amendment of Certificate of Designation of Series A Participating Convertible Preferred Stock of Harbinger Group Inc. (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed August 5, 2011 (File No.1-4219)).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
12.1*	Computation of Ratio of Earnings to Fixed Charges.
23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Ernst & Young LLP, Independent Auditors.
23.3*	Consent of Lee Keeling and Associates, Inc., Independent Petroleum Engineers.
23.4*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney (included in signature page).
25.1*	Statement of eligibility and qualification on Form T-l of Wells Fargo Bank, National Association with respect to the 7.750% Senior Notes due 2022.
* Filed herewith.